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                                 EXHIBIT 10.17

                  AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION

            STANDARD INDUSTRIAL/COMMERCIAL SINGLE-TENANT LEASE-NET
               (Do not use this form for Multi-Tenant Property)


1.   BASIC PROVISIONS ("BASIC PROVISIONS")

     1.1 PARTIES: This Lease ("LEASE"), dated for reference purposes only, January 2, 1996, is made by and between The J. David Gladstone Institutes, a charitable trust organized and existing under the laws of California ("LESSOR") and BMI Acquisition Group, Inc., a California corporation ("LESSEE"), (collectively the "PARTIES," or individually a "PARTY").

     1.2 PREMISES: That certain real property, including all improvements therein or to be provided by Lessor under the terms of this Lease, and commonly known by the street address of 6610 Nancy Ridge Drive, located in the County of San Diego, State of California, and generally described as (describe briefly the nature of the property) approximately 33,938 square feet of improved space ("PREMISES"). (See Paragraph 2 for further provisions.)

     1.3 TERM: Five (5) years and Zero (0) months ("ORIGINAL TERM") commencing as provided in Section 1 of the Addendum and ending on the date which is five
(5) years after the Commencement Date ("EXPIRATION DATE"). (See Paragraph 3 for further provisions.)

     1.4 EARLY POSSESSION: Not applicable. (See Paragraphs 3.2 and 3.3 for further provisions).

     1.5 BASE RENT: $16,969.00 per month ("BASE RENT"), payable on the first day of each month commencing on the Commencement Date and increasing to the following amounts on the annual anniversaries of the Commencement Date: first anniversary $17,647.76, second anniversary $18,353.67, third anniversary $19,087.82, and fourth anniversary $19,851.33 (See Paragraph 4 for further provisions.)

[_] If this box is checked, there are provisions in this Lease for the Base Rent to be adjusted.

     1.6 BASE RENT PAID UPON EXECUTION: $16,969.00 as Base Rent for the period of the first full calendar month of the Term.

     1.7 SECURITY DEPOSIT: $16,969.00 ("SECURITY DEPOSIT"). (See Paragraph 5 for further provisions.)

     1.8 PERMITTED USE: General office, assembly and distribution of computer related products (See Paragraph 6 for further provisions.)

     1.9 INSURING PARTY: Lessor is the "INSURING PARTY" unless otherwise stated herein. (See Paragraph 8 for further provisions.)

     1.10 REAL ESTATE BROKERS: The following real estate brokers (collectively, the "BROKERS") and brokerage relationships exist in this transaction and are consented to by the Parties (check applicable boxes):
Colliers Iliff Thorn               represents
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[_]  Lessor exclusively ("LESSOR'S BROKER");  [X] both Lessor and Lessee, and
_______________________________________________________________ represents

[_] Lessee exclusively ("LESSEE'S BROKER"); [_] both Lessee and Lessor. (See Paragraph 15 for further provisions.)

     1.11 GUARANTOR. The obligations of the Lessee under the Lease are to be guaranteed by N/A ("GUARANTOR"). (See Paragraph 37 for further provisions.)

     1.12 ADDENDA. Attached hereto is an Addendum or Addenda consisting of Paragraphs 1 through 9 and Exhibits A all of which constitute a part of this Lease.

2.   PREMISES.

     2.1 LETTING. Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the Premises, for the term, at the rental, and upon all of the terms, covenants and conditions set forth in this Lease. Unless otherwise provided herein, any statement of square footage set forth in this Lease, or that may have been used in calculating rental, is an approximation which Lessor and Lessee agree is reasonable and the rental based thereon is not subject to revision whether or not the actual square footage is more or less.

     2.2 CONDITION. Lessor shall deliver the Premises to Lessee clean and free of debris on the Commencement Date and warrants to Lessee that the existing plumbing, fire sprinkler system, lighting, air conditioning, hearing, and loading doors, if any, in the Premises, other than those constructed by Lessee, shall be in good operating condition on the Commencement Date. If a non-compliance with this warranty within six (6) months after the Commencement Date, correction of that non-compliance shall be the obligation of Lessee at Lessee's sole cost and expense. See Addendum. Section 10.

     2.3 COMPLIANCE WITH COVENANTS, RESTRICTIONS AND BUILDING CODE. Lessor warrants to Lessee that the improvements on the Premises comply with all applicable covenants or restrictions of record and applicable building codes, regulations and ordinances in effect on the Commencement Date. Said warranty does not apply to the use to which Lessee will put the Premises or to any Alterations or Utility installation (as defined in Paragraph 7.3(a)) made or to be made by Lessee. If the Premises do not comply with said warranty, Lessor shall, except as otherwise provided in this Lease, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, rectify the same at Lessor's expense. If Lessee does not give Lessor written notice of a non-compliance with this warranty within six (6) months following the Commencement Date, correction of that non-compliance shall be the obligation of Lessee at Lessee's sole cost and expense.

     2.4 ACCEPTANCE OF PREMISES. Lessee hereby acknowledges: (a) that it has been advised by the Brokers to satisfy itself with respect to the condition of the Premises (including but not limited to the electrical and fire sprinkler systems, security, environmental aspects, compliance with Applicable Law, as defined in Paragraph 6.3) and the present and future suitability of the Premises for Lessee's intended use, (b) that Lessee has made such investigation as it deems necessary with reference to such matters and assumes all responsibility therefore as the same relate to Lessee's occupancy of the Premises and/or the term of this Lease, and (c) that neither

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Lessor, nor any of Lessor's agents, has made any oral or written representations or warranties with respect to the said matters other than as set forth in this Lease.

     2.5 LESSEE PRIOR OWNER/OCCUPANT. The warranties made by Lessor in this Paragraph 2 shall be of no force or effect if immediately prior to the date set forth in Paragraph 1.1 Lessee was the owner or occupant of the Premises. In such event, Lessee shall, at Lessee's sole cost and expense, correct any non-compliance of the Premises with said warranties.

3.   TERM.

     3.1 TERM. The Commencement Date, Expiration Date and Original Term of this Lease are as specified in Paragraph 1.3. The Original Term shall be subject to termination as provided in Section 6 of the Addendum and to extension as provided in Section 7 of the Addendum.

     3.2 EARLY POSSESSION. If Lessee totally or partially occupies the premises prior to the Commencement Date, the obligation to pay Base Rent shall be abated for the period of such early possession. All other terms of this Lease, however, (including but not limited to the obligations to pay Real Property Taxes and insurance premiums and to maintain the Premises) shall be in effect during such period. Any such early possession shall not affect nor advance the Expiration Date of the Original Term.

     3.3 DELAY IN POSSESSION. If for any reason Lessor cannot deliver possession of the Premises to Lessee as agreed herein by the Early Possession Date, if one is specified in Paragraph 1.4, or, if no Early Possession Date is specified, by the Commencement Date. Lessor shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease, or the obligations of Lessee hereunder, or extend the term hereof, but in such case, Lessee shall not, except as otherwise provided herein, be obligated to pay rent or perform any other obligation of Lessee under the terms of this Lease until Lessor delivers possession of the Premises to Lessee. If possession of the Premises is not delivered to Lessee within sixty (60) days after the Commencement Date, Lessee may, at its option, by notice in writing to Lessor within ten (10) days thereafter, cancel this Lease, in which event the Parties shall be discharged from all obligations hereunder; provided, however, that if such written notice by Lessee is not received by Lessor within said ten (10) day period, Lessee's right to cancel this Lease shall terminate and be of no further force or effect. Except as may be otherwise provided, and regardless of when the term actually commences, if possession is not tendered to Lessee when required by this Lease and Lessee does not terminate this Lease, as aforesaid, the period free of the obligation to pay Base Rent, if any, that Lessee would otherwise have enjoyed shall run from the date of delivery of possession and continue for a period equal to what Lessee would otherwise have enjoyed under the terms hereof, but minus any days of delay caused by the acts, changes or missions of Lessee.

4.   RENT.

     4.1 BASE RENT. Lessee shall cause payment of Base Rent and other rent or charges, as the same may be adjusted from time to time, to be received by Lessor in lawful money of the United States, without offset or deduction, on or before the day on which it is due under the terms of this Lease. Base Rent and all other rent and charges for any period during the term hereof which is for less than one (1) full calendar month shall be prorated based upon the actual

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number of days of the calendar month involved. Payment of Bass Rent and other charges shall be made to Lessor at its address stated herein or to such other persons or at such other addressees as Lessor may from time to time designate in writing to Lessee. See Addendum, Section 2.

5. SECURITY DEPOSIT. Lessee shall deposit with Lessor upon execution hereof the Security Deposit set forth in Paragraph 1.7 as security for Lessee's faithful performance of Lessee's obligations under this Lease. If Lessee fails to pay Base Rent or other rent or charges due hereunder, or otherwise Defaults under this Lease (as defined in Paragraph 13.1), Lessor may use, apply or retain all or any portion of said Security Deposit for the payment of any amount due Lessor or to reimburse or compensate Lessor for any liability, coal expense, loss or damage (Including attorneys' fees) which Lessor my suffer or Incur by reason thereof. If Lessor uses or applies all or any portion of said Security Deposit, Lessee shall within ten (10) days after written request therefor deposit moneys with Lessor sufficient to restore said Security Deposit to the full amount required by this Lease. Any time the Bass Rent increases during the term of this Lease, Lessee shall, upon written request from Lessor, deposit additional moneys with Lessor sufficient to maintain the same ratio between the Security Deposit and the Bass Rent as those amounts are specified in the Basic Provisions. Lessor Shall not be required to keep all or any pad of the Security Deposit separate from its general accounts. Lessor shall, at the expiration or earlier termination of the term hereof and after Lessee has vacated the Premises, return to Lessee (or, at Lessor's option, to the last assignee, if any, of Lessee's interest herein), that portion of the Security Deposit not used or applied by Lessor. Unless otherwise expressly agreed in writing by Lessor, no part of the Security Deposit shall be considered to be held in trust, to bear interest or other increment for its use, or to be prepayment for any moneys to be paid by Lessee, as under this Lease.

6.   USE.

     6.1 USE. Lessee shall use and occupy the Premises only for the purposes set forth in Paragraph 1.8, or any other use which is comparable thereto, and for no other purpose. Lessee shall not use or permit the use of the Premises in a manner that creates waste or a nuisance, or that disturbs owners and/or occupants of, or causes damage to, neighboring premises or properties.

     6.2  HAZARDOUS SUBSTANCES.

          (a) REPORTABLE USES REQUIRE CONSENT. The term "HAZARDOUS SUBSTANCE" as used in this Lease shall mean any product, substance, chemical, material or waste whose presence, nature, quantity and/or intensity of existence, use, manufacture, disposal, transportation, spill, release or effect, either by itself or in combination with other materials expected to be on the Premises, is either: (i) potentially injurious to the public health, safety or welfare, the environment or the Premises, (ii) regulated or monitored by any governmental authority, or (iii) a basis for liability of Lessor to any governmental agency or third party under any applicable statute or common law theory. Hazardous Substance shall include, but not be limited to, hydrocarbons, petroleum, gasoline, crude oil or any products, by-products or fractions thereof. Lessee shall not engage in any activity in, on or about the Premises which constitutes a Reportable Use (as hereinafter defined) of Hazardous Substances without the express prior written consent of Lessor and compliance in a timely manner (at Lessee's sole cost

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and expense) with all Applicable Law (as defined in Paragraph 6.3). "REPORTABLE
USE" shall mean (i) the installation or use of any above or below ground storage tank, (ii) the generation, possession, storage, use, transportation, or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with, any governmental authority Reportable Use shall also include Lessee's being responsible for the presence in, on or about the Premises of a Hazardous Substance with respect to which any Applicable Law requires that a notice be given to persons entering or occupying the Premises or neighboring properties. Notwithstanding the foregoing, Lessee may, without Lessor's prior consent, but in compliance with all Applicable Law, use any ordinary and customary materials reasonably required to be used by Lessee in the normal course of Lessee's business permitted on the Premises, so long as such use is not a Reportable Use and does not expose the Premises or neighboring properties to any meaningful risk of contamination or damage or expose Lessor to any liability therefor. In addition, Lessor may (but without any obligation to do so) condition its consent to the use or presence of any Hazardous Substance, activity or storage tank by Lessee upon Lessee's giving Lessor such additional assurances as Lessor, in its reasonable discretion, deems necessary to protect itself, the public, the Premises and the environment against damage, contamination or injury and/or liability therefrom or therefor, including, but not limited to, the installation (and removal on or before Lease expiration or earlier termination) of reasonably necessary protective modifications to the Premises (such as concrete encasements) and/or the deposit of an additional Security Deposit under Paragraph 5 hereof.

          (b) DUTY TO INFORM LESSOR. If Lessee knows, or has reasonable cause to believe, that a Hazardous Substance, or a condition involving or resulting from same, has come to be located in, on, under or about the Premises, other than as previously consented to by Lessor, Lessee shall immediately give written notice of such fact to Lessor. Lessee shall also immediately give Lessor a copy of any statement, report, notice, registration, application, permit, business plan, license, claim, action or proceeding given to, or received from, any governmental authority or private party, or persons entering or occupying the Premises, concerning the presence, spill, release, discharge of, or exposure to, any Hazardous Substance or contamination in, on, or about the Premises, including but not limited to all such documents as may be involved in any Reportable Uses involving the Premises.

          (c) INDEMNIFICATION. Lessee shall indemnify, protect, defend and hold Lessor, its agents, employees, lenders and ground lessor, if any, and the Premises, harmless from and against any and all loss of rents and/or damages, liabilities, judgments, costs, claims, liens, expenses, penalties, permits and attorney's and consultant's fees arising out of or involving any Hazardous Substance or storage tank brought onto the Premises by or for Lessee or under Lessee's control. Lessee's obligations under this Paragraph 6 shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Lessee, and the cost of investigation (including consultant's and attorney's fees and testing), removal, remediation, restoration and/or abatement thereof, or of any contamination therein involved, and shall survive the expiration or earlier termination of this Lease. No termination, cancellation or release agreement entered into by Lessor and Lessee shall release Lessee from its obligations under this Lease with reaped to Hazardous Substances or storage tanks, unless specifically so agreed by Lessor in writing at the time of such agreement.

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     6.3  LESSEE'S COMPLIANCE WITH LAW. Except as otherwise provided in this
Lease, Lessee, shall, at Lessee's sole cost and expense, fully, diligently and tn a timely manner, comply with all "APPLICABLE LAW," which term is used in this Lease to include all laws, rules, regulations, ordinances, directives, covenants, easements and restrictions of record, permits, the requirements of any applicable fire insurance underwriter or rating bureau, and the recommendations of Lessor's engineers and/or consultants, relating in any manner to the Premises (including but not limited to matters pertaining to (i) industrial hygiene, (ii) environmental conditions on, in, under or about the Premises, including soil and groundwater conditions, and (iii) the use, generation, manufacture, production, installation, maintenance, removal, transportation, storage, spill or release of any Hazardous Substance or storage tank), now in effect or which may hereafter come into effect, and whether or not reflecting a change in policy from any previously existing policy. Lessee shall, within five (5) days after receipt of Lessor's written request, provide Lessor with copies of all documents and information, including, but not limited to, permits, registrations, manifests, applications, reports and certificates, evidencing Lessee's compliance with any Applicable Law specified by Lessor, and shall immediately upon receipt notify Lessor in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving failure by Lessee or the Premises to comply with any Applicable Law.

     6.4 INSPECTION; COMPLIANCE. Lessor and Lessor's Lender(s) (as defined in Paragraph 8.3(a)) shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise at reasonable times, for the purpose of inspecting the condition of the Premises and for verifying compliance by Lessee with this Lease and all Applicable Laws (as defined in Paragraph 6.3), and to employ experts and/or consultants in connection therewith and/or to advise Lessor with respect to Lessee's activities, including but not limited to the installation, operation, use, monitoring, maintenance, or removal of any Hazardous Substance or storage lank on or from the Premises. The costs and expenses of any such inspections shall be paid by the party requesting same, unless a Default or Breach of this Lease, violation of Applicable Law, or a contamination, caused or materially contributed to by Lessee is found to exist or be imminent, or unless the inspection is requested or ordered by a governmental authority as the result of any such existing or imminent violation or contamination. In any such case, Lessee shall upon request reimburse Lessor or Lessor's Lender, as the case may be, for the costs and expenses of such inspections.

7.   MAINTENANCE; REPAIRS; UTILITY INSTALLATIONS; TRADE FIXTURES AND
     ALTERATIONS.

     7.1  LESSEE'S OBLIGATIONS.

          (a) Subject to the provisions of Paragraphs 2.2 (Lessor's warranty as to condition), 2.3 (Lessor's warranty as to compliance with covenants, etc.),
7.2 (Lessor's obligations to repair), 9 (damage and destruction), and 14 (condemnation), Lessee shall, at Lessee's sole cost and expense and at all times, keep the Premises and every pad thereof in good order, condition and repair, structural and non-structural (whether or not such portion of the Premises requiring repair, or the means of repairing the same, are reasonably or readily accessible to Lessee, and whether or not the need for such repairs occurs as a result of Lessee's use, any prior use, the elements or the age of such portion of the Premises), including, without limiting the generality of the foregoing, all equipment or facilities serving the Premises, such

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as plumbing, heating, air conditioning, ventilating, electrical, lighting facilities, boilers, fired or unfired pressure vessels, fire sprinkler and/or standpipe and hose or other automatic fire extinguishing system, including fire alarm and/or smoke detection systems and equipment, fire hydrants, fixtures, walls (interior and exterior), foundations, ceilings, roofs, floors, windows, doors, plate glass, skylights, landscaping, driveways, parking lots, fences, retaining walls, signs, sidewalks and parkways located in, on, about, or adjacent to the Premises Lessee shall not cause or permit any Hazardous Substance to be spilled or released in, on, under or about the Premises (including through the plumbing or sanitary sewer system) and shall promptly, at Lessee's expense, take all investigatory and/or remedial action reasonably recommended, whether or not formally ordered or required, for the cleanup of any contamination of, and for the maintenance, security and/or monitoring of, the Premises, the elements surrounding same, or neighboring properties, that was caused or materially contributed to by Lessee, or pertaining to or involving any Hazardous Substance and/or storage tank brought onto the Premises by or for Lessee or under its control. Lessee, in keeping the Premises In good order, condition and repair, shall exercise and perform good maintenance practices. Lessee's obligations shall include restorations, replacements or renewals when necessary to keep the Premises and all improvements thereon or a part thereof in good order, condition and state of repair. If Lessee occupies the Premises for seven (7) years or more, Lessor may require Lessee to repaint the exterior of the buildings on the Premises as reasonably required, but not more frequently than once every seven (7) years.

          (b) Lessee shall, at Lessee's sole cost and expense, procure and maintain contracts, with copies to Lessor, in customary form and substance for, and with contractors specializing and experienced in, the inspection, maintenance and service of the following equipment and improvements, if any, located on the Premises: (i) heating, air conditioning and ventilation equipment, (ii) boiler, fired or unfired pressure vessels, (iii) fire sprinkler and/or standpipe and hose or other automatic fire extinguishing systems, including tire alarm and/or smoke detection, (iv) landscaping and irrigation systems, (v) roof covering and drain maintenance and (vi) asphalt and parking lot maintenance.

     7.2 LESSOR'S OBLIGATIONS. Except for the warranties and agreements of Lessor contained in Paragraphs 2.2 (relating to condition of the Premises), 2.3 (relating to compliance with covenants, restrictions and building code), 9 (relating to destruction of the Premises) and 14 (relating to condemnation of the Premises), it is intended by the Parties hereto that Lessor have no obligation, in any manner whatsoever, to repair and maintain the Premises, the improvements located thereon, or the equipment therein, whether structural or non structural, all of which obligations are Intended to be that of the Lessee under Paragraph 7.1 hereof. It is the intention of the Parties that the terms of this Lease govern the respective obligations of the Parties as to maintenance and repair of the Premises. Lessee and Lessor expressly waive the benefit of any statute now or hereafter in effect to the extent it is inconsistent with the terms of this Lease with respect to, or which affords Lessee the right to make repairs at the expense of Lessor or to terminate this Lease by reason of, any needed repairs.

     7.3  UTILITY INSTALLATIONS; TRADE FIXTURES; ALTERATIONS.

          (a) DEFINITIONS; CONSENT REQUIRED. The term "UTILITY INSTALLATIONS" is used in this Lease to refer to all carpeting, window coverings, air lines, power panels, electrical distribution, security, fire protection systems, communication systems, lighting fixtures, heating,

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ventilating, and air conditioning equipment, plumbing, and fencing in, on or about the Premises. The term "TRADE FIXTURES" shall mean Lessee's machinery and equipment that can be removed without doing material damage to the Premises. The term "ALTERATIONS" shall mean any modification of the Improvements on the Premises from that which are provided by Lessor under the terms of this Lease, other than Utility Installations or Trade Fixtures, whether by addition or deletion. "LESSEE OWNED ALTERATIONS AND/OR UTILITY INSTALLATIONS" are defined as Alterations and/or Utility Installations made by Lessee that are not yet owned by Lessor as defined in Paragraph 7.4(a). Lessee shall not make any Alterations or Utility Installations in, on, under or about the Premises without Lessor's prior written Consent. Lessee may, however, make non-structural Utility Installations to the interior of the Premises (excluding the roof), as long as they are not visible from the outside, do not involve puncturing, relocating or removing the roof or any existing walls, and the cumulative cost thereof during the term of this Lease as extended does not exceed $25,000.

          (b) CONSENT. Any Alterations or Utility Installations that Lessee shall desire to make and which require the consent of the Lessor shall be presented to LeSsor in written form with proposed detailed plans. All consents given by Lessor, whether by virtue of Paragraph 7.3(a) or by subsequent specific consent shall be deemed conditioned upon: (i) Lessee's acquiring all applicable permits required by governmental authorities, (ii) the furnishing of copies of such permits together with a copy of the plans and specifications for the Alteration or Utility Installation to Lessor prior to commencement of the work thereon, and (iii) the compliance by Lessee with all conditions of said permits in a prompt and expeditious manner. Any Alterations or Utility Installations by Lessee during the term of this Lease shall be done in a good and workmanlike manner, with good and sufficient materials, and in compliance with all Applicable Law. Lessee shall promptly upon completion thereof furnish Lessor with as-built plans and specifications therefor. Lessor may (but without obligation to do so) condition its consent to any requested Alteration or Utility Installation that costs $10,000 or more upon Lessee's providing Lessor with a lien and completion bond in an amount equal to one and one-half times the estimated cost of such Alteration or Utility Installation and/or upon Lessee's posting an additional Security DeposIt with Lessor under Paragraph 36 hereof.

          (c) INDEMNIFICATION. Lessee shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Lessee at or for use on the Premises, which claims are or may be secured by any mechanics' or materialmen's lien against the Premises or any interest therein. Lessee shall give Lessor not less than ten (10) days' notice prior to the commencement of any work in, on or about the Premises, and Lessor shall have the right to post notices of non-responsibility in or on the Premises as provided by law. If Lessee shall, in good faith, contest the validity of any such lien, claim or demand, then Lessee shall, at Its sole expense defend and protect itself, Lessor and the Premises against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof against the Lessor or the Premises. If Lessor shall require, Lessee shall furnish to Lessor a surety bond satisfactory to Lessor in an amount equal to one and one-hail times the amount of such contested lien claim or demand, Indemnifying Lessor against liability for the lame, as required by law for the holding of the Premises free from the effect of such lien or claim. In addition, Lessor may require Lessee to pay Lessor's attorney's fees and costs in participating in such action if Lessor shall decide it is to Its best interest to do so.

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     7.4  OWNERSHIP; REMOVAL; SURRENDER; AND RESTORATION.

          (a) OWNERSHIP. Subject to Lessor's right to require their removal or become the owner thereof as hereinafter provided in this Paragraph 7.4, all Alterations and Utility Additions made to the Premises by Lessee shall be the property of and owned by Lessee, but considered a part of the Premises Lessor may, at any time and at its option, elect in writing to Lessee to be the owner of all or any specified part of the Lessee Owned Alterations, and Utility Installations. Unless otherwise instructed per subparagraph 7.4(b) hereof, all Lessee Owned Alterations and Utility Installations shall, at the expiration or earlier termination of this Lease, become the property of Lessor and remain upon and be surrendered by Lessee with the Premises.

          (b) REMOVAL. Unless otherwise agreed in writing, Lessor may require that any or all Lessee Owned Alterations or Utility Installations be removed by the expiration of earlier termination of this Lease, notwithstanding their installation may have been consented to by Lessor. Lessor may require the removal at an time of all or and of an Lessee Owned Alterations or Utility Installations made without the required consent of Lessor. See Addendum, Section 9.

          (c) SURRENDER/RESTORATION. Lessee shall surrender the Premises by the end of the last day of the Lease term or any earlier termination date, with all of the improvements, parts and surfaces thereof clean and free of debris and in good operating order, condition and state of repair, ordinary wear and tear excepted. "ORDINARY WEAR AND TEAR" shall not include any damage or deterioration that would have been prevented by good maintenance practice or by Lessee performing all of its obligations under this Lease. Except as otherwise agreed or specified in writing by Lessor, the Premises, as surrendered, shall include the Utility Installations. The obligation of Lessee shall include the repair of any damage occasioned by the installation, maintenance or removal of Lessee's Trade Fixtures, furnishings, equipment and Alterations and/or Utility Installations, as well as the removal of any storage tank installed by or for Lessee, and the removal, replacement, or remediation of any soil, material or ground water contaminated by Lessee, all as may then be required by Applicable Law and/or good practice. Lessee's Trade Fixtures shall remain the properly of Lessee and shall be removed by Lessee subject to its obligation to repair and restore the Premises per this Lease. See Addendum, Section 4.

8.   INSURANCE; INDEMNITY.

     8.1 PAYMENT FOR INSURANCE. Regardless of whether the Lessor or Lessee is the Insuring Party, Lessee shall pay for all Insurance required under this Paragraph 8 except to the extent of the cost attributable to liability insurance carried by Lessor in excess of $1,000,000 per occurrence. Premiums for policy periods commencing prior to or extending beyond the Lease term shall be prorated to correspond to the Lease term. Payment shall be made by Lessee to Lessor within ten (10) days following receipt of an invoice for any amount due.

     8.2  LIABILITY INSURANCE.

          (a) CARRIED BY LESSEE. Lessee shall obtain and keep in force during the term of this Lease a Commercial General liability policy of insurance protecting Lessee and Lessor (as an additional insured) against claims for bodily injury, personal injury and property damage based upon, involving or arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be on an occurrence basis

                                    10.17-9
providing single limit coverage in an amount not less than $1,000,000 per occurrence with an "Additional Insured-Managers or Lessors of Premises" Endorsement and contain the "Amendment of the Pollution Exclusion" for damage caused by heat, smoke or fumes from a hostile fire. The policy shall not Contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an "insured contract" for the performance of Lessee's indemnity obligations under this Lease. The limits of said insurance required by this Lease or as carried by Lessee shall not however, limit the liability of Lessee nor relieve Lessee of any obligation hereunder. All insurance to be Carried by Lessee shall be primary to and not contributory with any similar insurance carried by Lessor, whose insurance shall be considered excess insurance only.

          (b) CARRIED BY LESSOR. In the event Lessor is the Insuring Party, Lessor shall also maintain liability insurance described in Paragraph 8.2(a), above. In addition to, and not in lieu of, the insurance required to be maintained by Lessee. Lessee shall not be named is an additional insured therein.

     8.3  PROPERTY INSURANCE-BUILDING, IMPROVEMENTS AND RENTAL VALUE.

          (a) BUILDING AND IMPROVEMENTS. The Insuring Party shall obtain and keep in force during the term of this Lease a policy or policies in the name of Lessor, with loss payable to Lessor and to the holders of any mortgages, deeds of trust or ground leases on the Premises ("LENDER(S)"), insuring loss or damage to the Premises. The amount of such insurance shall be equal to the full replacement cost of the Premises, as the same shall exist from time to time, or the amount required by Lenders, but in no event more than the commercially reasonable and available insurable value thereof if, by reason of the unique nature or age of the improvements involved, such latter amount is less than full replacement cost. If Lessor is the Insuring Party, however, Lessee Owned Alterations and Utility Installations shall be insured by Lessee under Paragraph
8.4 rather than by Lessor. If the coverage is available and commercially appropriate, such policy or policies shall insure against all risks of direct physical loss or damage (except the perils of flood and/or earthquake unless required by a Lender), including coverage for any additional costs resulting from debris removal and reasonable amounts of coverage for the enforcement of any ordinance or law regulating the reconstruction or replacement of any undamaged sections of the Premises required to be demolished or removed by reason of the enforcement of any building, zoning, safety or land use laws as the result of a covered cause of lose. Said policy or policies shall also contain an agreed valuation provision in lieu of any coinsurance clause, waiver of subrogation, and inflation guard protection causing an increase in the annual property insurance coverage amount by a factor of not less than the adjusted U.S. Department of Labor Consumer Price Index for All Urban Consumers for the city nearest to where the Premises are located. If such insurance coverage has a deductible clause, the deductible amount shall not exceed $1,000 per occurrence, and Lessee shall be liable for such deductible amount in the event of an Insured Loss, as defined in Paragraph 9.1(c).

          (b) RENTAL VALUE. The Insuring Party shall, in addition, obtain and keep in force during the term of this Lease a policy or policies in the name of Lessor, with loss payable to Lessor and Lender(s), insuring the loss of the full rental and other charges payable by Lessee to Lessor under this Lease for one
(1) year (including all real estate taxes, insurance costs, and any scheduled rental increases). Said Insurance shall provide that in the event the Lease is

                                    10.17-10
terminated by reason of an insured loss, the period of indemnity for such coverage shall be extended beyond the date of the completion of repairs or replacement of the Premises, to provide for one full year's loss of rental revenues from the date of any such lose. Said insurance shall contain an agreed valuation provision in lieu of any coinsurance clause, and the amount of coverage shall be adjusted annually to reflect the projected rental income, property taxes, insurance premium costs and other expenses, if any, otherwise payable by Lessee, for the next twelve (12) month period. Lessee shall be liable for any deductible amount in the event of such lose.

          (c) ADJACENT PREMISES. If the Premises are part of a larger building, or if the Premises are part of a group of buildings owned by Lessor which are adjacent to the Premises, the Lessee shall pay for any increase in the premiums for the property insurance of such building or buildings if said increase is caused by Lessee's acts, omissions, use or occupancy of the Premises.

          (d) TENANT'S IMPROVEMENTS. If the Lessor is the Insuring Party, the Lessor shall not be required to insure Lessee Owned Alterations and Utility Installations unless the item in question has become the property of Lessor under the terms of this Lease. If Lessee Is the Insuring Party, the policy carried by Lessee under this Paragraph 8.3 shall insure Lessee Owned Alterations and Utility Installations.

     8.4 LESSEE'S PROPERTY INSURANCE. Subject to the requirements of Paragraph 8.5, Lessee at its cost shall either by separate policy or, at Lessor's option, by endorsement to a policy already carried, maintain insurance coverage on all of Lessee's personal property. Lessee Owned Alterations and Utility Installations in, on, or about the Premises similar in coverage to that carried by the Insuring Party under Paragraph 8.3. Such Insurance shall be full replacement cost coverage with a deductible of not to exceed $1.000 per occurrence. The proceeds from any such insurance shall be used by Lessee for the replacement of personal property or the restoration of Lessee Owned Alterations and Utility Installations. Lessee shall be the Insuring Party with respect to the insurance required by this Paragraph 8.4 and shall provide Lessor with written evidence that such insurance is in force.

     8.5 INSURANCE POLICIES. Insurance required hereunder shall be in companies duly licensed to transact business in the state where the Premises are located, and maintaining during the policy term a "General Policyholders Rating" of at least B+, V, or such other rating as may be required by a Lender having a lien on the Premises, as set forth in the most current issue of "Best's Insurance Guide." Lessee shall not do or permit to be done anything which shall invalidate the insurance policies referred to in this Paragraph 8. If Lessee is the Insuring Party, Lessee shall cause to be delivered to Lessor certified copies of policies of such insurance or certificates evidencing the existence and amounts of such insurance with the insureds and loss payable clauses as required by this Lease. No such policy shall be cancellable or subject to modification except after thirty (30) days prior written notice to Lessor. Lessee shall at least thirty (30) days prior to the expiration of such policies, furnish Lessor with evidence of renewals or "insurance binders" evidencing renewal thereof, or Lessor may order such insurance and charge the cost thereof to Lessee, which amount shall be payable by Lessee to Lessor upon demand. If the Insuring Party shall fail to procure and maintain the insurance required to be

                                    10.17-11
carried by the Insuring Party under this Paragraph 8, the other Party may, but shall not be required to, procure and maintain the same, but at Lessee's expense.

     8.6 WAIVER OF SUBROGATION. Without affecting any other rights or remedies, Lessee and Lessor ("WAIVING PARTY") each hereby release and relieve the other, and waive their entire right to recover damages (whether in contract or in tort) against the other, for loss of or damage to the Waiving Party's property arising out of or incident to the perils required to be insured against under Paragraph
8. The effect of such releases and waivers of the right to recover damages shall not be limited by the amount of insurance carried or required, or by any deductibles applicable thereto.

     8.7 INDEMNITY. Except for Lessor's negligence and/or breach of express warranties, Lessee shall indemnify, protect, defend and hold harmless the Premises, Lessor and its agents, Lessor's master or ground lessor, partners and Lenders, from and against any and all claims, loss of rents and/or damages, costs, liens, judgments, penalties, permits, attorney's and consultant's fees, expanses and/or liabilities arising out of, involving, or in dealing with, the occupancy of the Premises by Lessee, the conduct of Lessee's business, any act, omission or neglect of Lessee, its agents, contractors, employees or invitees, and out of any Default or Breach by Lessee in the performance in a timely manner of any obligation on Lessee's part to be performed under this Lease. The foregoing shall include, but not be limited to, the defense or pursuit of any claim or any action or proceeding involved therein, and whether or not (in the case of claims made against Lessor) litigated and/or reduced to judgment, and whether well rounded or not. In case any action or proceeding be brought against Lessor by reason of any of the foregoing matters. Lessee upon notice from Lessor shall defend the same at Lessee's expense by counsel reasonably satisfactory to Lessor and Lessor shall cooperate with Lessee in such defense. Lessor need not have first paid any such claim in order to be so indemnified.

     8.8 EXEMPTION OF LESSOR FROM LIABILITY. Lessor shall not be liable for injury or damage to the person or goods, wares, merchandise or other property of Lessee, Lessee's employees, contractors, invitees, customers, or any other parson in or about the Premises, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause, whether the said injury or damage results from conditions arising upon the Premises or upon other portions of the building of which the Premises are a part, or from other sources or places, and regardless of whether the cause of such damage or injury or the means of repairing the same is accessible or not. Lessor shall not be liable for any damages arising from any act or neglect of any other tenant of Lessor. Notwithstanding Lessor's negligence or breach of this Lease, Lessor shall under no circumstances be liable for injury to Lessee's business or for any loss of Income or profit therefrom.

9.   DAMAGE OR DESTRUCTION.

     9.1  DEFINITIONS.

          (a) "PREMISES PARTIAL DAMAGE" shall mean damage or destruction to the improvements on the Premises, other than Lessee Owned Alterations and Utility Installations, the repair cost of which damage or destruction is less than 50% of the then Replacement Cost

                                    10.17-12
of the Premises immediately prior to such damage or destruction, excluding from such calculation the value of the land and Lessee Owned Alterations and Utility Installations.

          (b) "PREMISES TOTAL DESTRUCTION" shall mean damage or destruction to the Premises, other than Lessee Owned Alterations and Utility Installations the repair cost of which damage or destruction is 50% or more of the then Replacement Cost of the Premises immediately prior to such damage or destruction, excluding from such calculation the value of the land and Lessee Owned Alterations and Utility Installations.

          (c) "INSURED LOSS" shall mean damage or destruction to improvements on the Premises, other than Lessee Owned Alterations and Utility Installations, which was caused by an event required to be covered by the insurance described in Paragraph 8.3(a), irrespective of any deductible amounts or coverage limits involved.

          (d) "REPLACEMENT COST" shall mean the cost to repair or rebuild the improvements owned by Lessor at the time of the occurrence to their condition existing immediately prior thereto, including demolition, debris removal and upgrading required by the operation of applicable building codes, ordinances or laws, and without deduction for depreciation.

          (e) "HAZARDOUS SUBSTANCE CONDITION" shall mean the occurrence or discovery of a condition Involving the presence of, or a contamination by, in Hazardous Substance is defined in Paragraph 6.2(a), in, on, or under the Premises.

     9.2 PARTIAL DAMAGE-INSURED LOSS. If a Premises Partial Damage that is an Insured Lose occurs, then Lessor shall, at Lessor's expense, repair such damage (but not Lessee's Trade Fixtures or Lessee Owned Alterations and Utility Installations) as soon as reasonably possible and this Lease shall continue in full force and effect; provided, however, that Lessee shall, at Lessor's election, make the repair of any damage or destruction the total cost to repair of which is $10,000 or less, and, in such event, Lessor shall make the insurance proceeds available to Lessee on a reasonable basis for that purpose. Notwithstanding the foregoing, if the required Insurance was not in force or the insurance proceeds are not sufficient to effect such repair, the insuring Party shall promptly contribute the shortage in proceeds (except as to the deductible which is Lessee's responsibility) as and when required to complete said repairs. In the event, however, the shortage in proceeds was due to the fact that, by reason of the unique nature of the improvements, full replacement cost insurance coverage was not commercially reasonable and available. Lessor shall have no obligation to pay for the shortage in insurance proceeds or to fully restore the unique aspects of the Premises unless Lessee provides Lessor with the funds to cover same, or adequate assurance thereof, within ten (10) days following receipt of written notice of such shortage and request therefor. If Lessor receives said funds or adequate assurance thereof within said ten (10) day period, the party responsible for making the repairs shall complete them is soon as reasonably possible and this Lease shall remain in full force and effect. If Lessor does not receive such funds or assurance within said period, Lessor may nevertheless elect by written notice to Lessee within ten (10) days thereafter to make such restoration and repair as is commercially reasonable with Lessor paying any shortage in proceeds. In which case this Lease shall remain in full force and effect. If in such case Lessor does not so elect, then this Lease shall terminate sixty (60) days following the occurrence of the damage or destruction. Unless otherwise agreed, Lessee shall in no event have any right to reimbursement from Lessor for any funds contributed by Lessee to repair any such damage or destruction. Premises Partial

                                    10.17-13

Damage due to flood or earthquake shall be subject to Paragraph 9.3 rather than Paragraph 9.2, notwithstanding that there may be some insurance coverage, but the net proceeds of any such insurance shall be made available for the repairs if made by either Party.

     9.3 PARTIAL DAMAGE-UNINSURED LOSS. If a Premises Partial Damage that is not an Insured Loss occurs, unless caused by a negligent or willful act of Lessee (in which event Lessee shall make the repairs at Lessee's expense and this Lease shall continue in full force and effect, but subject to Lessor's rights under Paragraph 13), Lessor may at Lessor's option, either: (i) repair such damage as soon as reasonably possible at Lessor's expense, in which event this Lease shall continue in full force and effect, or (ii) give written notice to Lessee within thirty (30) days after receipt by Lessor of knowledge of the occurrence of such damage of Lessor's desire to terminate this Lease as of the date sixty (60) days following the giving of such notice. In the event Lessor elects to give such notice of Lessor's intention to terminate this Lease, Lessee shall have the right within ten (10) days after the receipt of such notice to give written notice to Lessor of Lessee's commitment to pay for the repair of such damage totally at Lessee's expense and without reimbursement from Lessor. Lessee shall provide Lessor with the required funds or satisfactory assurance thereof within thirty (30) days following Lessee's said commitment. In such event this Lease shall continue in full force and effect, and Lessor shall proceed to make such repairs as soon as reasonably possible and the required funds are available. If Lessee does not give such notice and provide the funds or assurance thereof within the times specified above, this Lease shall terminate as of the date specified in Lessor's notice of termination.

     9.4 TOTAL DESTRUCTION. Notwithstanding any other provision hereof, if a Premises Total Destruction occurs (including any destruction required by any authorized public authority), this Lease shall terminate sixty (60) days following the date of such Premises Total Destruction, whether or not the damage or destruction is an insured Loss or was caused by a negligent or willful act of Lessee. In the event however, that the damage or destruction was caused by Lessee, Lessor shall have the right to recover Lessor's damages from Lessee except as released and waived in Paragraph 8.6.

     9.5 DAMAGE NEAR END OF TERM. If at any time during the last six (6) months of the term of this Lease there is damage for which the cost to repair exceeds one (1) month's Base Rent whether or not an Insured Loss, Lessor may, at Lessor's option, terminate this Lease effective sixty (60) days following the date of occurrence of such damage by giving written notice to Lessee of Lessor's election to do so within thirty (30) days after the date of occurrence of such damage. Provided, however, if Lessee at that time has an exercisable option to extend this Lease or to purchase the Premises, then Lessee may preserve this Lease by, within twenty (20) days following the Occurrence of the damage, or before the expiration of the time provided in such option for its exercise, whichever is earlier ("EXERCISE PERIOD"), (i) exercising such option and (ii) providing Lessor with any shortage in insurance proceeds (or adequate assurance thereof) needed to make the repairs. If Lessee duly exercises such option during said Exercise Period and provides Lessor with funds (or adequate assurance thereof) to cover any shortage in insurance proceeds, Lessor shall, at Lessor's expense repair such damage as soon as reasonably possible and this Lease shall continue in full force and effect, it Lessee fails to exercise such option and provide such funds or assurance during said Exercise Period, then Lessor may at

                                    10.17-14

Lessor's option terminate this Lease as of the expiration of said sixty (60) day period following the occurrence of such damage by giving written notice to Lessee of Lessor's election to do so within ten (10) days after the expiration of the Exercise Period, notwithstanding any term or provision in the grant of option to the contrary.

     9.6  ABATEMENT OF RENT; LESSEE'S REMEDIES.

          (a) In the event of damage described in Paragraph 9.2 (Partial Damage-Insured), whether or not Lessor or Lessee repairs or restores the Premises, the Base Rent, Real Property Taxes, insurance premiums, and other charges, if any, payable by Lessee hereunder for the period during which such damage, its repair or the restoration continues (not to exceed the period for which rental value insurance is required under Paragraph 8.3(b)), shall be abated in proportion to the degree to which Lessee's use of the Premises is impaired. Except for abatement of Base Rent, Real Property Taxes, insurance premiums, and other charges, if any, as aforesaid, all other obligations of Lessee hereunder shall be performed by Lessee, and Lessee shall have no claim against Lessor for any damage suffered by reason of any such repair or restoration.

          (b) If Lessor shall be obligated to repair or restore the Premises under the provisions of this Paragraph 9 and shall not commence, in a substantial and meaningful way, the repair or restoration of the Premises within ninety (90) days after such obligation shall accrue, Lessee may, at any time prior the commencement of such repair or restoration, give written notice to Lessor and to any Lenders of which Lessee has actual notice of Lessee's election to terminate this Lease on a date not less than sixty (60) days following the giving of such notice. If Lessee gives such notice to Lessor and such Lenders and such repair or restoration is not commenced within thirty (30) days after receipt of such notice, this Lease shall terminate as of the date specified in said notice. If Lessor or a Lender commences the repair or restoration of the Premises within thirty (30) days after receipt of such notice, this Lease shall continue in full force and effect. "COMMENCE" as used in this Paragraph shall mean either the unconditional authorization of the preparation of the required plans, or the beginning of the actual work on the Premises, whichever first occurs.

     9.7 HAZARDOUS SUBSTANCE CONDITIONS. If a Hazardous Substance Condition occurs, unless Lessee is legally responsible therefor (in which case Lessee shall make the investigation and remediation thereof required by Applicable Law and this Lease shall continue in full force and effect, but subject to Lessor's rights under Paragraph 13), Lessor may at Lessor's option either (i) investigate and remediate such Hazardous Substance Condition, if required, as soon as reasonably possible at Lessor's expense, in which event this Lease shall continue in full force and effect, or (ii) if the estimated cost to investigate and remediate such condition exceeds twelve (12) times the then monthly Base Rent or $100,000, whichever is greater, give written notice to Lessee within thirty (30) days after receipt by Lessor of knowledge of the Occurrence of such Hazardous Substance Condition of Lessor's desire to terminate this Lease as of the date sixty (60) days following the giving of such notice. In the event Lessor elects to give such notice of Lessor's intention to terminate this Lease, Lessee shall have the right within ten (10) days after the receipt of such notice to give written notice to Lessor of Lessee's commitment to pay for the investigation and remediation of such Hazardous Substance Condition totally at Lessee's expense and without reimbursement from Lessor except to the extent of an amount equal to twelve (12)

                                    10.17-15
times the then monthly Base Rent or $100,000, whichever is greater. Lessee shall provide Lessor with the funds required of Lessee or satisfactory assurance thereof within thirty (30) days following Lessee's said commitment. In such event this Lease shall continue in full force and effect, and Lessor shall proceed to make such investigation and remediation as soon as reasonably possible and the required funds are available. If Lessee does not give such notice and provide the required funds or assurance thereof within the times specified above, this Lease shall terminate as of the date specified in Lessor's notice of termination. If a Hazardous Substance Condition Occurs for which Lessee is not legally responsible, there shall be abatement of Lessee's obligations under this Lease to the same extent as provided in Paragraph 9.6(a) for a period of not to exceed twelve months.

     9.8 TERMINATION-ADVANCE PAYMENT. Upon termination of this Lease pursuant to this Paragraph 9, an equitable adjustment shall be made concerning advance Base Rent and any other advance payments made by Lessee to Lessor. Lessor shall, in addition, return to Lessee so much of Lessee's Security Deposit as has not been, or is not then required to be, used by Lessor under the terms of this Lease.

     9.9 WAIVE STATUTES. Lessor and Lessee agree that the terms of this Lease shall govern the effect of any damage to or destruction of the Premises with respect to the termination of this Lease and hereby waive the provisions of any present or future statute to the extent inconsistent herewith.

10.  REAL PROPERTY TAXES.

     10.1 (a) PAYMENT OF TAXES. Lessee shall pay the Real Property Taxes, as defined in Paragraph 10.2, applicable to the Premises during the term of this Lease. Subject to Paragraph 10.1(b), all such payments shall be made at least ten (10) days prior to the delinquency date of the applicable installment. Lessee shall promptly furnish Lessor with satisfactory evidence that such taxes have been paid, if any such taxes to be paid by Lessee shall cover any period of time prior to or after the expiration or earlier termination of the term hereof, Lessee's share of such taxes shall be equitably prorated to cover only the period of time within the tax fiscal year this Lease is in effect, and Lessor shall reimburse Lessee for any overpayment after such proration. If Lessee shall bill to pay any Real Property Taxes required by this Lease to be paid by Lessee, Lessor shall have the right to pay the same, and Lessee shall reimburse Lessor therefor upon demand.

          (b) ADVANCE PAYMENT. In order to insure payment when due and before delinquency of any or all Real Property Taxes, Lessor reserves the right, at Lessor's option, to estimate the Current Real Property Taxes applicable to the Premises, and to require such current year's Real Property Taxes to be paid in advance to Lessor by Lessee, either: (i) in a lump sum amount equal to the installment due, at least twenty (20) days prior to the applicable delinquency date, or (ii) monthly in advance with the payment of the Base Rent. If Lessor elects to require payment monthly in advance, the monthly payment shall be that equal monthly amount which, over the number of months remaining before the month in which the applicable tax installment would become delinquent (and without interest thereon), would provide a fund large enough to fully discharge before delinquency the estimated installment of taxes to be paid. When the actual amount of the applicable tax bill is known, the amount of such actual monthly advance payment shall be adjusted as required to provide the fund needed to pay the applicable taxes before

                                    10.17-16
delinquency. If the amounts paid to Lessor by Lessee under the provisions of this Paragraph are insufficient to discharge the obligations of Lessee to pay such Real Property Taxes as the same become due, Lessee shall pay to Lessor, upon Lessor's demand, such additional sums as are necessary to pay such obligations. All moneys paid to Lessor under this paragraph may be intermingled with other moneys of Lessor and shall not bear interest. In the event of a Breach by Lessee in the performance of the obligations of Lessee under this Lease, then any balance of funds paid to Lessor under the provisions of this Paragraph may, subject to proration as provided in Paragraph 10.1(a), at the option of Lessor, be belted as an additional Security Deposit under Paragraph 5.

     10.2 DEFINITION OF "REAL PROPERTY TAXES." As used herein, the term "REAL PROPERTY TAXES" shall include any form of real estate tax or assessment, general, special, ordinary or extraordinary, and any license fee, commercial rental tax, improvement bond or bonds, levy or tax (other than inheritance, personal income or estate taxes) imposed upon the Premises by any authority having the direct or indirect power to tax, including any city, state or federal government, or any school, agricultural, sanitary, fire, street, drainage or other improvement district thereof, levied against any legal or equitable interest of Lessor in the Premises or in the real property of which the Premises are a pert, Lessor's right to rent or other income therefrom, and/or Lessor's business of teasing the Premises. The term "REAL PROPERLY TAXES" shall also include any tax, fee, levy, assessment or charge, or any increase therein, imposed by reason of events occurring, or changes in applicable law taking effect, during the term of this Lease, including but not limited to a change in the ownership of the Premises or in the improvements thereon, the execution of the Lease, or any modification, amendment or transfer thereof, and whether or not contemplated by the Parties.

     10.3 JOINT ASSESSMENT. If the Premises are not separately assessed, Lessee's liability shall be an equitable proportion of the Real Property Taxes for all of the land and improvements included within the tax parcel assessed, such proportion to be determined by Lessor from the respective valuations assigned in the assessor's work sheets or such other information as may be reasonably available. Lessor's reasonable determination thereof, in good faith, shall be conclusive.

     10.4 PERSONAL PROPERTY TAXES. Lessee shall pay prior to delinquency all taxes assessed against and levied upon Lessee Owned Alterations, Utility Installations, Trade Fixtures, furnishings, equipment and all personal property of Lessee contained in the Premises or elsewhere. When possible, Lessee shall cause its Trade Fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real properly of Lessor. If any of Lessee's said personal property shall be assessed with Lessor's real property, Lessee shall pay Lessor the taxes attributable to Lessee within ten (10) days after receipt of a written statement setting forth the taxes applicable to Lessee's property or, at Lessor's option, as provided in Paragraph 10.1(b).

11. UTILITIES. Lessee shall pay for all water, gas, heat, light, power, telephone, trash disposal and other utilities and services supplied to the Premises, together with any taxes thereon. If any such services are not separately metered to Lessee, Lessee shall pay in reasonable proportion, to be determined by Lessor, of all charges jointly metered with other premises.

                                    10.17-17

12.  ASSIGNMENT AND SUBLETTING.

     12.1 LESSOR'S CONSENT REQUIRED.

          (a) Lessee shall not voluntarily or by operation of law assign, transfer, mortgage or otherwise transfer or encumber (collectively, "ASSIGNMENT") or sublet all or any part of Lessee's interest in this Lease or in the Premises without Lessor's prior written consent given under and subject to the terms of Paragraph 36.

          (b) A change in the control of Lessee shall constitute an assignment requiring Lessor's consent. The transfer, on a cumulative basis, of twenty-five percent (25%) or more of the voting control of Lessee shall constitute a change in control for this purpose.

          (c) The involvement of Lessee or its assets in any transaction, or series of transactions (by way of merger, sale, acquisition, financing, refinancing, transfer, leveraged buy-out or otherwise), whether or not a formal assignment or hypothecation of this Lease or Lessee's assets occurs, which results or will result in a reduction of the Net Worth of Lessee, as hereinafter defined, by an amount equal to or greater than twenty-five percent (25%) of such Net Worth of Lessee as it was represented to Lessor at the time of the execution by Lessor of this Lease or at the time of the most recent assignment to which Lessor has consented, or as it exists immediately prior to said transaction or transactions constituting such reduction, at whichever time said Net Worth of Lessee was or is greater, shall be considered an assignment of this Lease by Lessee to which Lessor may reasonably withhold its consent. "NET WORTH OF LESSEE" for purposes of this Lease shall be the net worth of Lessee (excluding any guarantors) established under generally accepted accounting principles consistently applied.

          (d) An assignment or subletting of Lessee's interest in this Lease without Lessor's specific prior written consent shall, at Lessor's option, be a Default curable after notice per Paragraph 13.1(c), or a noncurable Breach without the necessity of any notice and grace period. If Lessor elects to treat such unconsented to assignment or subletting as a noncurable Breach, Lessor shall have the right to either: (i) terminate this Lease, or (ii) upon thirty
(30) days written notice ("Lessor's Notice"), increase the monthly Base Rent to fair market rental value or one hundred ten percent (110%) of the Base Rent then in effect, whichever is greater. Pending determination of the new fair market rental value, if disputed by Lessee, Lessee shall pay the amount set forth in Lessor's Notice, with any overpayment credited against the next installment(s) of Base Rent coming due, and any underpayment for the period retroactively to the effective date of the adjustment being due and payable immediately upon the determination thereof. Further, in the event of such Breach and market value adjustment, (i) the purchase price of any option to purchase the Premises held by Lessee shall be subject to similar adjustment to the then fair market value (without the Lease being considered an encumbrance or any deduction for depreciation or obsolescence, and considering the Premises at its highest and best use and in good condition), or one hundred ten percent (110%) of the price previously in effect, whichever is greater, (ii) any index-oriented rental or price adjustment formulas contained in this Lease shall be adjusted to require that the base index be determined with reference to the index applicable to the time of such adjustment, and (iii) any fixed rental adjustments scheduled during the remainder of the Lease term shall be increased in the same ratio as the new market rental bears to the Base Rent in effect immediately prior to the market value adjustment.

                                    10.17-18

     12.2 TERMS AND CONDITIONS APPLICABLE TO ASSIGNMENT AND SUBLETTING.

          (a) Regardless of Lessor's consent any assignment or subletting shall not: (i) be effective without the express written assumption by such assignee or sublessee of the obligations of Lessee under this Lease, (ii) release Lessee of any obligations hereunder, or (iii) alter the primary liability of Lessee for the payment of Base Rent and other sums due Lessor hereunder or for the performance of any other obligations to be performed by Lessee under this Lease.

          (b) Lessor may accept any rent or performance of Lessee's obligations from any person other then Lessee pending approval or disapproval of an assignment. Neither a delay in the approval or disapproval of such assignment nor the acceptance of any rent or performance shall constitute a waiver or estoppel of Lessor's right to exercise its remedies for the Default or Breach by Lessee of any of the terms, covenants or conditions of this Lease.

          (c) The consent of Lessor to any assignment or subletting shall not constitute a consent to any subsequent assignment or subletting by Lessee or to any subsequent or successive assignment or subletting by the sublessee. However, Lessor may consent to subsequent subletting and assignments of the sublease or any amendments or modifications thereto without notifying Lessee or anyone else liable on the Lease or sublease and without obtaining their consent, and such action shall not relieve such persons from liability under this Lease or sublease.

          (d) In the event of any Default or Breach of Lessee's obligations under this Lease, Lessor may proceed directly against Lessee, any Guarantors or any one else responsible for the performance of the Lessee's obligations under this Lease, including the sublessee, without first exhausting Lessor's remedies against any other person or entity responsible therefor to Lessor, or any security held by Lessor or Lessee.

          (e) Each request for consent to an assignment or subletting shall be in writing, accompanied by information relevant to Lessor's determination as to the financial and operational responsibility and appropriateness of the proposed assignee or sublessee, including but not limited to the intended use and/or required modification of the Premises, if any, together with a non-refundable deposit of $1,000 or ten percent (10%) of the current monthly Base Rent, whichever is greater, as reasonable consideration for Lessor's considering and processing the request for consent. Lessee agrees to provide Lessor with such other or additional information and/or documentation as may be reasonably requested by Lessor.

          (f) Any assignee of, or sublessee under, this Lease shall, by reason of accepting such assignment or entering into such sublease, be deemed, for the benefit of Lessor, to have assumed and agreed to conform and comply with each and every term, covenant, condition and obligation herein to be observed or performed by Lessee during the term of said assignment or sublease, other than such obligations as are contrary to or inconsistent with provisions of an assignment or sublease to which Lessor has specifically consented in writing.

          (g) The occurence of a transaction described in Paragraph 12.1(c) shall give Lessor the right (but not the obligation) to require that the Security Deposit be increased to an amount equal to six (6) times the then monthly Base Rent, and Lessor may make the dual receipt by Lessor of the amount required to establish such Security Deposit a condition to Lessor's consent to such transaction.

                                    10.17-19

          (h) Lessor, as a condition to giving its consent to any assignment or subletting, may require that the amount and adjustment structure of the rent payable under this Lease be adjusted to what is then the market value and/or adjustment structure for property similar to the Premises as then constituted.

     12.3 ADDITIONAL TERMS AND CONDITIONS APPLICABLE TO SUBLETTING. The following terms and condition shall apply to any subletting by Lessee of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:

          (a) Lessee hereby assigns and transfers to Lessor all of Lessee's interest in all rentals and income arising from any sublease of all or a portion of the Premises heretofore or hereafter made by Lessee, and Lessor may collect such rent and income and apply same toward Lessee's obligations under this Lease; provided, however, that until a Breach (as defined in Paragraph 13.1) shall occur in the performance of Lessee's obligations under this Lease, Lessee may, except as otherwise provided in this Lease, receive, collect and enjoy the rents accruing under such sublease. Lessor shall not, by reason of this or any other assignment of such sublease to Lessor, nor by reason of the collection of the rents from a sublessee, be deemed liable to the sublessee for any failure of Lessee to perform and comply with any of Lessee's obligations to such sublessee under such sublease. Lessee hereby irrevocably authorizes and directs any such subleases, upon receipt of a written notice from Lessor stating that a Breach exists in the performance of Lessee's obligations under this Lease, to pay to Lessor the rents and other charges due and to become due under the sublease. Sublessee shall rely upon any such statement and request from Lessor and shall pay such rents and other charges to Lessor without any obligation or right to inquire as to whether such Breach exists and notwithstanding any notice from or claim from Lessee to the contrary. Lessee shall have no right or claim against said sublessee, or, until the Breach has been cured, against Lessor, for any such rents and other charges so paid by said sublessee to Lessor.

          (b) In the event of a Breach by Lessee in the performance of its obligations under this Lease, Lessor, at its option and without any obligation to do so, may require any sublessee to attorn to Lessor, un which event Lessor shall undertake the obligations of the sublessor under such sublease from the time of the exercise of said option to the expiration of such sublease; provided, however, Lessor shall not be liable for any prepaid rents or security deposit paid by such sublessee to such sublessor or for any other prior Defaults or Breaches of such sublessor under such sublease.

          (c) Any matter or thing requiring the consent of the sublessor under a sublease shall also require the consent of Lessor herein.

          (d) No sublessee shall further assign or sublet all or any part of the Premises without Lessor's prior written consent.

          (e) Lessor shall deliver a copy of any notice of Default or Breach by Lessee to the sublessee, who shall have the right to cure the Default of Lessee within the grace period, if any, specified tn such notice. The sublessee shall have a right of reimbursement and offset from and against Lessee for any such Defaults cured by the sublessee.

                                    10.17-20

13.  DEFAULT; BREACH; REMEDIES.

     13.1 DEFAULT; BREACH. Lessor and Lessee agree that if an attorney is consulted by Lessor in connection with a Lease Default or Breach (as hereinafter defined), $350.00 is a reasonable minimum sum per such occurrence for legal services and costs in the preparation and service of a notice of Default and that Lessor may include the cost of such services and costs in said notice as rent due and payable to cure said Default. A "DEFAULT" is defined as a failure by the Lessee to observe, comply with or perform any of the terms, covenants, conditions or rules applicable to Lessee under this Lease. A "BREACH" is defined as the occurrence of any one or more of the following Defaults, and, where a grace period for cure after notice is specified herein, the failure by Lessee to cure such Default prior to the expiration of the applicable grace period, and shall entitle Lessor to pursue the remedies set forth in Paragraphs 13.2 end/or 13.3:

          (a) The vacating of the Premises without the intention to reoccupy same, or the abandonment of the Premises.

          (b) Except as expressly otherwise provided in this Lease, the failure by Lessee to make any payment of Base Rent or any other monetary payment required to be made by Lessee hereunder, whether to Lessor or to a third party, as and when due, the failure by Lessee to provide Lessor with reasonable evidence of insurance or surety bond required under this Lease, or the failure of Lessee to fulfill any obligation under this Lease which endangers or threatens life or property, where such failure continues for a period of three
(3) days following written notice thereof by or on behalf of Lessor to Lessee.

          (c) Except as expressly otherwise provided in this Lease, the failure by Lessee to provide Lessor with reasonable written evidence (in duly executed original form, if applicable) of (i) compliance with Applicable Law per Paragraph 6.3, (ii) the inspection, maintenance and service contracts required under Paragraph 7.1(b), (iii) the recission of an unauthorized assignment or subletting per Paragraph 12.1(b), (iv) a Tenancy Statement per Paragraphs 16 or 37, (v) the subordination or non-subordination of this Lease per Paragraph 30,
(vi) the guaranty of the performance of Lessee's obligations under this Lease if required under Paragraphs 1.11 and 37, (vii) the execution of any document requested under Paragraph 42 (easements), or (viii) any other documentation or information which Lessor may reasonably require of Lessee under the terms of this Lease, where any Such failure continues for a period of ten (10) days following Mitten notice by or on behalf of Lessor to Lessee.

          (d) A Default by Lessee as to the terms, covenants, conditions or provisions of this Lease, or of the rule adopted under Paragraph 40 hereof, that are to be observed, complied with or performed by Lessee, other than those described in subparagraphs (a), (b) or (c), above, where such Default continues for a period of thirty (30) days after written notice thereof by or on behalf of Lessor to Lessee; provided, however, that if the nature of Lessee's Default is such that more than thirty (30) days are reasonably required for its cure, then it shall not be deemed to be a Breach of this Lease by Lessee if Lessee commences such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion.

          (e) The occurrence of any of the following events: (i) The making by Lessee of any general arrangement or assignment for the benefit of creditors;
(ii) Lessee's becoming a "debtor" as defined in 11 U.S.C. (S)101 or any successor statute thereto (unless, in the use of a petition filed against Lessee, the same is dismissed within sixty (60) days); (iii) the appointment

                                    10.17-21
of a trustee or receiver to take possession of substantially all of Lessee's assets located at the Premises or of Lessee's Interest in this Lease, where possession is not restored to Lessee within thirty (30) days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where such seizure is not discharged within thirty (30) days; provided, however, in the event that any provision of this subparagraph (e) is contrary to any applicable law, such provision shall be of no force or effect and not affect the validity of the remaining provisions.

          (f) The discovery by Lessor that any financial statement given to Lessor by Lessee or any Guarantor of Lessee's obligations hereunder was materially false.

          (g) If the performance of Lessee's obligations' under this Lease is guaranteed: (i) the death of a guarantor, (ii) the termination of a guarantor's liability with respect to this Lease other than in accordance with the terms of such guaranty, (iii) a guarantor's becoming insolvent or the subject of a bankruptcy filing, (iv) a guarantor's refusal to honor the guaranty, or (v) a guarantor's breach of its guaranty obligation on an anticipatory breach basis, and Lessee's failure, within sixty (60) days following written notice by or on behalf of Lessor to Lessee of any such event, to provide Lessor with written alternative assurance or security, which, when coupled with the then existing resources of Lessee, equals or exceeds the combined financial resources of Lessee and the guarantors that existed at the time of execution of this Lease.

     13.2 REMEDIES. If Lessee fails to perform any affirmative duty or obligation of Lessee under this Lease, within ten (10) days after written notice to Lessee (or in case of an emergency, without notice), Lessor may at its option (but without obligation to do so), perform such duty or obligation on Lessee's behalf, including but not limited to the obtaining of reasonably required bonds, insurance policies, or governmental licenses, permits or approvals the costs and expenses of any such performance by Lessor shall be due and payable by Lessee or Lessor upon invoice therefor. If any check given to Lessor by Lessee shall not be honored by the bank upon which it is drawn, Lessor, at its option, may require all future payments to be made under this Lease by Lessee to be made only by cashier's check. In the event of a Breach of this Lease by Lessee, as defined in Paragraph 13.1, with or without further notice or demand, and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such Breach, Lessor may:

          (a) Terminate Lessee's right to possession of the Premises by any lawful means, in which case this Lease and the term hereof shall terminate and Lessee shall immediately surrender possession of the Premises to Lessor, in such event Lessor shall be entitled to recover from Lessee: (i) the worth at the time of the award of the unpaid rent which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Lessee proves could be reasonably avoided; and (iv) any other amount necessary to compensate Lessor for all the detriment proximately caused by the Lessee's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including but not

                                    10.17-22
limited to the cost of recovering possession of the Premises, expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorneys' fees, and that portion of the leasing commission paid by Lessor applicable to the unexpired term of this Lease. The worth at the time of award of the amount referred to in provision (iii) of the prior sentence shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent. Efforts by Lessor to mitigate damages caused by Lessee's Default or Breach of this Lease shall not waive Lessor's right to recover damages under this Paragraph. If termination of this Lease is obtained through the provisional remedy of unlawful detainer, Lessor shall have the right to recover in such proceeding the unpaid rent and damages as are recoverable therein, or Lessor may reserve therein the right to recover all or any part thereof in a separate suit for such rent and/or damages. If a notice and grace period required under subparagraphs 13.1(b), (c) or (d) was not previously given, a notice to pay rent or quit, or to perform or quit, as the case may be, given to Lessee under any statute authorizing the forfeiture of leases for unlawful detainer shall also constitute the applicable notice for grace period purposes required by subparagraphs 13.1(b), (c) or (d). In such case, the applicable grace period under subparagraphs 131(b), (c) or (d) and under the unlawful detainer statute shall run concurrently after the one such statutory notice, and the failure of Lessee to cure the Default within the greater of the two such grace periods shall constitute both an unlawful detainer and a Breach of this Lease entitling Lessor to the remedies provided for in this Lease end/or by said statue.

          (b) Continue the Lease and Lessee's right to possession in effect (in California under California Civil Code Section 1951.4) after Lessee's Breach and abandonment and recover the rent as it becomes due, provided Lessee has the right to sublet or assign, subject only to reasonable limitations. See Paragraphs 12 and 36 for the limitations on assignment and subletting which limitations Lessee and Lessor agree are reasonable Acts of maintenance or preservation, efforts to relet the Premises, or the appointment of a receiver to protect the Lessor's interest under the Lease, shall not constitute a termination of the Lessee's right to possession.

          (c) Pursue any other remedy now or hereafter available to Lessor under the laws or judicial decisions of the state wherein the Premises are located.
          (d) The expiration or termination of this Lease and/or the termination of Lessee's right to possession shall not relieve Lessee from liability under any Indemnity provisions of this Lease as to matters occurring or accruing during the term hereof or by reason of Lessee's occupancy of the Premises.

     13.3 INDUCEMENT RECAPTURE IN EVENT OF BREACH. Any agreement by Lessor for free or spared rent or other charges applicable to the Premises, or for the giving or paying by Lessor to or for Lessee of any cash or other bonus, inducement or consideration for Lessee's entering into this Lease, all of which concessions are hereinafter referred to as "INDUCEMENT PROVISIONS," shall be deemed conditioned upon Lessee's full and faithful performance of all of the terms, covenants and conditions of this Lease to be performed or observed by Lessee during the term hereof as the same may be extended upon the occurrence of a Breach of this Lease by Lessee, as defined in Paragraph 13.1, any such Inducement Provision shall automatically be deemed deleted from this Lease and of no further force or effect, and any rent other charge, bonus, inducement or consideration theretofore abated, given or paid by Lessor under each an

                                    10.17-23

Inducement Provision shall be immediately due and payable by Lessee to Lessor, and recoverable by Lessor as additional rent due under this Lease, notwithstanding any subsequent cure of said Breach by Lessee. The acceptance by Lessor of rent or the cure of the Breach which initiated the operation of this Paragraph shall not be deemed a waiver by Lessor of the provisions of this Paragraph unless specifically so stated in writing by Lessor at the time of such acceptance.

     13.4 LATE CHARGES. Lessee hereby acknowledges that late payment by Lessee to Lessor of rent and other sums due hereunder will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Lessor by the terms of any ground lease, mortgage or trust deed covering the Premises. Accordingly, if any installment of rent or any other sum due from Lessee shall not be received by Lessor or Lessor's designee within five (5) days after such amount shall be due, then, without any requirement for notice to Lessee, Lessee shall pay to Lessor a late charge equal to six percent (6%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of late payment by Lessee. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee's Default or Breach with respect to such overdue amount nor prevent Lessor from exercising any of the other rights and remedies granted hereunder in the event that a late charge is payable hereunder, whether or not collected, for three (3) consecutive installments of Bass Rent, then notwithstanding Paragraph 4.1 or any other provision of this Lease to the contrary, Base Rent shall, at Lessor's option, become due and payable Quarterly in advance.

     13.5 BREACH BY LESSOR. Lessor shall not be deemed tn breach of this Lease unless fair falls within a reasonable time to perform an obligation required to be performed by Lessor. For purposes of this Paragraph 13.5, a reasonable time shall in no event be less than thirty (30) days after receipt by Lessor, and by the holders of any ground lease, mortgage or deed of trust covering the Premises whose name and address shall have been furnished Leases in writing for such purpose, of written notice specifying wherein such obligation of Lessor has not been performed; provided, however,that if the nature of Lessor's obligation is such that more then thirty (30) days after such notice is reasonably required for its performance, then Lessor shall not be in breach of this Lease if performance is commenced within such thirty (30) day period and thereafter diligently pursued to completion.

14. CONDEMNATION. If the Premises or any portion thereof ere taken under the power of eminent domain or sold under the threat of the exercise of said power (all of which are herein called "CONDEMNATION"), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs. If more than ten percent (10%) of the floor area of the Premises, or more than twenty-five percent (25%) of the land area not occupied by any building, is taken by condemnation, Lessee may, Lessor shall have given Lessee written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession. If Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent shall be reduced in the same proportion

                                    10.17-24
as the rentable floor area of the Premises taken bears to the total rentable floor area of the building located on the Premises. No reduction of Base Rent shall occur if the only portion of the Premises taken is land on which there is no building. Any award for the taking of all or any part of the Premises under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Lessor, whether such award shall be made as compensation for diminution in value of the leasehold or for the taking of the fee, or as severance damages: provided, however, that Lessee shall be entitled to any compensation separately awarded to Lessee for Lessee's relocation expenses and/or loss of Lessee's Trade Fixtures the event that this Lease is not terminated by reason of such condemnation, Lessor shall to the extent of its net severance damages received, over and above the legal and other expenses incurred by Lessor in the condemnation matter, repair any damage to the Premises caused by such condemnation, except to the extent that Lessee has been reimbursed therefor by the condemning authority. Lessee shall be responsible for the payment of any amount in excess of such net severance damages required to complete such repair.

15.  BROKER'S FEE.

     15.1 The Brokers named in Paragraph 1.10 are the procuring causes of this Lease.

     15.2 Upon execution of this Lease by both Parties, Lessor shall pay to said Brokers Jointly, or in such separate shams as they may mutually designate in writing, a fee as set forth in a separate written agreement between Lessor and said Brokers for brokerage services rendered by said Brokers to Lessor in this transaction.

     15.3 Unless Lessor and Brokers have otherwise agreed in writing, Lessor further agrees that: (a) if Lessee exercises any Option (as defined in Paragraph 39.1) or any Option subsequently granted which is substantially similar to an Option granted to Lessee in this Lease, or (b) if Lessee acquires any rights to the Premises or other premises described in this Lease which are substantially similar to what Lessee would have acquired had an Option herein granted to Lessee been exercised, or (c) if Lessee remains in possession of the Premises, with the consent of Lessor, after the expiration of the term Of this Lease slier having failed to exercise an Option, or (d) if said Brokers are the procuring cause of any other lease or sale entered into between the Parties pertaining to the Premises and/or any adjacent property In which Lessor has an Interest, or
(e) if Base Rent Is Increased, whether by agreement or operation of In escalation clause herein, then as to any of said transactions, Lessor shall pay said Brokers a fee in accordance with the schedule of said Brokers In effect at the time of the execution of this Lease.

     15.4 Any buyer or transferee of Lessor's interest In this Lease, whether such transfer is by agreement or by operation of law, shall be deemed to have assumed Lessors obligation under this Paragraph 15. Each Broker shall be a third party beneficiary of the provisions of this Paragraph 15 to the extent of its interest tn any commission arising from this Lease and may enforce that right directly against Lessor and its successors.

     15.5 Lessee and Lessor each represent and warrant to the other that it has had no dealings with any person, firm, broker or finder (other than the Broken, If any named in Paragraph 1.10) in connection with the negotiation of this Lease and/or the consummation of the transaction contemplated hereby, and thai no broker or other person, firm or entity other than said named Brokers is entitled to any commission or finder's fee in connection with said transaction. Lessee and Lessor do each hereby agree to indemnify, protect, defend and hold the

                                    10.17-25
other harmless from and against liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions of the indemnifying Party, including any costs, expenses, attorneys' fees reasonably incurred with respect thereto.

     15.6 Lessor and Lessee hereby consent to and approve all agency relationships, including any dual agencies, indicated in Paragraph 1.10.

16.  TENANCY STATEMENT.

     16.1 Each Party (as "RESPONDING PARTY") shall within ten (10) days after written notice from the other Party (the "REQUESTING PARTY") execute, acknowledge and deliver to the Requesting Party a statement in writing in form similar to the then most current "TENANCY STATEMENT" form published by the American Industrial Real Estate Association, plus such additional information, confirmation and/or statements as may be reasonably requested by the Requesting Party.

     16.2 If Lessor desires to finance, refinance, or sell the Premises, any pad thereof, or the building of which the Premises are a pad, Lessee and all Guarantors of Lessee's performance hereunder shall deliver to any potential lender or purchaser designated by Lessor such financial statements of Lessee and such Guarantors as may be reasonably required by such lender or purchaser, including but not limited to Lessee's financial statements for the past three
(3) years. All such financial statements shall be received by Lessor and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

17. LESSOR'S LIABILITY. The term "LESSOR" as used herein shall mean the owner or owners at the time in question of the fee title to the Premises, or, if this is a sublease, of the lessee's interest in the prior lease. In the event of a transfer of Lessor's title or interest in the Premises or in this Lease. Lessor shall deliver to the transferee or assignee (in cash or by credit) any unused Security Deposit held by Lessor at the time of such transfer or assignment. Except as provided in Paragraph 15, upon such transfer or assignment and delivery of the Security deposit as aforesaid, the prior Lessor shall be relieved of all liability with reaped to the obligations and/or covenants under this Lease thereafter to be performed by the Lessor. Subject to the foregoing, the obligations and/or covenants in this Lease to be performed by the Lessor shall be binding only upon the Lessor as hereinabove defined.

18. SEVERABILITY. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way effect the validity of any other provision hereof.

19. INTEREST ON PAST-DUE OBLIGATIONS. Any monetary payment due Lessor hereunder, other than late charges, not received by Lessor within thirty (30) days following the date on which it was due, shall bear interest from the thirty-first (31st) day alter it was due at the rate of 12% per annum, but not exceeding the maximum rate allowed by law, in addition to the late charge provided for in Paragraph 13.4.

20. TIME OF ESSENCE. Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties under this Lease.

21. RENT DEFINED. All monetary obligations of Lessee to Lessor under the terms of this Lease are deemed to be rent.

                                   10.17-26

22. NO PRIOR OR OTHER AGREEMENTS; BROKER DISCLAIMER. This Lease contains all agreements between the Parties with respect to any matter mentioned herein, and no other prior or contemporaneous agreement or understanding shall be effective. Lessor and Lessee each represents and warrants to the Brokers that it has made, and is relying solely upon, its own investigation as to the nature, quality, character and financial responsibility of the other Party to this Lease and as to the nature, quality and character of the Premises. Brokers have no responsibility with respect thereto or with reaped to any default or breach hereof by either Party.

23.  NOTICES.

     23.1 All notices required or permitted by this Lease shall be in writing and may be delivered in person (by hand or by messenger or courier or may be sent by regular, certified or registered mail or U.S. Postal Service Express Mail, with postage prepaid, or by facsimile transmission, and shall be deemed sufficiently given if served in a manner specified in this Paragraph 23. The addresses noted adjacent to a Party's signature on this Lease shall be that Party's address for delivery or mailing of notice purposes except that notices to Lessor shall be sent to the address specified in Section 5 of the Addendum. Either Party may by written notice to the other specify a different address for notice purposes, except that upon Lessee's taking possession of the Premises, the Premises shall constitute Lessee's address for the purpose of mailing or delivering notices to Lessee. A Copy of all notices required or permitted to be given to Lessor hereunder shall be concurrently transmitted to such party or parties at such addresses aa Lessor may from time to time hereafter designate by written notice to Lessee.

     23.2 Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or it no delivery date is shown, the postmark thereon. If sent by regular mall the notice shall be deemed given forty-eight (48) hours after the same is addressed as required herein and mailed with postage prepaid. Notices delivered by United States Express Mail or overnight courier that guarantees next day delivery shall be deemed given twenty-four (24) hours after delivery of the same to the United States Postal Service or courier. If any notice is transmitted by facsimile transmission or similar means, the same shall be deemed served or delivered upon telephone confirmation of receipt of the transmission thereof, provided a copy is also delivered via delivery or mail. If notice is received on a Sunday or legal holiday, it shell be deemed received on the next business day.

24. WAIVERS. No waiver by Lessor of the Default or Breach of any term, covenant or condition hereof by Lessee, shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent Default or Breach by Lessee of the same or of any other term, covenant or condition hereof. Lessor's consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Lessor's consent to, or approval of, any subsequent or similar act by Lessee, or be construed as the basis of an estoppel to enforce the provision or provisions of this Lease requiring such consent regardless of Lessor's knowledge of a Default or Breach at the time of accepting rent, the acceptance of rent by Lessor shall not be a waiver of any preceding Default or Breach by Lessee of any provision hereof, other than the failure of Lessee to pay the particular rent so accepted. Any payment given Lessor by Lessee may be accepted by Lessor on account of moneys or damages due Lessor, notwithstanding any qualifying statements or conditions made by Lessee in connection therewith, which such

                                   10.17-27
statements and/or conditions shall be of no force or effect whatsoever unless specifically agreed to in writing by Lessor at or before the time of deposit of such payment.

25. RECORDING. Either Lessor or Lessee shall, upon request of the other, execute, acknowledge and deliver to the other a short form memorandum of this Lease for recording purposes. The Party requesting recordation shall be responsible for payment of any fees or taxes applicable thereto.

26. NO RIGHT TO HOLDOVER. Lessee has no right to retain possession of the Premises or any part thereof beyond the expiration or earlier termination of this Lease.

27. CUMULATIVE REMEDIES. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

28. COVENANTS AND CONDITIONS. All provisions of this Lease to be observed or performed by Lessee are both covenants and conditions.

29. BINDING EFFECT; CHOICE OF LAW. This Lease shall be binding upon the parties, their personal representatives, successors and assigns and be governed by the laws of the State in which the Premises are located. Any litigation between the Parties hereto concerning this Lease shall be initiated in the county in which the Premises are located.

30.  SUBORDINATION; ATTORNMENT; NON-DISTURBANCE.

     30.1 SUBORDINATION. This Lease and any Option granted hereby shall be subject and subordinate to any ground lease, mortgage, deed of trust, or other hypothecation or security device (collectively, "SECURITY DEVICE"), now or hereafter placed by Lessor upon the real property of which the Premises are a part, to any and all advances made on the security thereof, and to all renewals, modifications, consolidations, replacements and extensions thereof. Lessee agrees that the Lenders holding any such Security Device shall have no duty, liability or obligation to perform any of the Obligations of Lessor under this Lease, but that in the event of Lessor's default with respect to any such obligation, Lessee will give any Lender whose name and address have been furnished Lessee in writing for such purpose notice of Lessor's default and allow such Lender thirty (30) days following receipt of such notice for the cure of said default before invoking any remedies Lessee may have by reason thereof. If any Lender shall elect to have this Lease and/or any Option granted hereby superior to the lien of its Security Device and shall give written notice thereof to Lessee, this Lease and such Options shall be deemed prior to such Security Device, notwithstanding the relative dates of the documentation or recordation thereof.

     30.2 ATTORNMENT. Subject to the non-disturbance provisions of Paragraph 30.3, Lessee agrees to attorn to a Lender or any other party who acquires ownership of the Premises by reason of a foreclosure of a Security Device, and that in the event of such foreclosure, such new owner shall not: (i) be liable for any act or omission of any prior lessor or with respect to events occurring prior to acquisition of ownership, (ii) be subject to any offsets or defenses which Lessee might have against any prior lessor, or (iii) be bound by prepayment of more than one month's rent.

     30.3 NON-DISTURBANCE. With respect to Security Devices entered into by Lessor after the execution of this Lease, Lessee's subordination of this Lease shall be subject to receiving assurance (a "NON-DISTURBANCE AGREEMENT") from the Lender that Lessee's possession and this

                                   10.17-28

Lease, including any options to extend the term hereof, will not be disturbed so long as Lessee is not in Breach hereof and efforts to the record owner of the Premises.

     30.4 SELF-EXECUTING. The agreements contained in this Paragraph 30 shall be effective without the execution of any further documents; provided, however, that upon written request from Lessor or a Lender in connection with a sale, financing or refinancing of the Premises, Lessee and Lessor shall execute such further writings as may be reasonably required to separately document any such subordination or non-subordination, attornment and/or non-disturbance agreement as is provided for herein.

31. ATTORNEY'S FEES. If any Party or Broker brings an action or proceeding to enforce the terms hereof or declare rights hereunder, the Prevailing Party (as hereafter defined) or Broker in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorney's fees. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term, "PREVAILING PARTY" shall include, without limitation, a Party or Broker who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other Party or Broker of its claim or defense. The attorney's fee award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorney's fees reasonably incurred. Lessor shall be entitled to attorney's fees, costs and expenses incurred in the preparation and service of notices of Default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such Default or resulting Breach.

32. LESSOR'S ACCESS; SHOWING PREMISES; REPAIRS. Lessor and Lessor's agents shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise at reasonable times for the purpose of showing the same to prospective purchasers, lenders, or lessees, and making such alterations, repairs, improvements or additions to the Premises or to the building of which they are a part, as Lessor may reasonably deem necessary. Lessor may at any time place on or about the Premises or building any ordinary "For Sale" signs and Lessor may at any time during the last one hundred twenty (120) days of the term hereof place on or about the Premises any ordinary "For Lease" signs. All such activities of Lessor shall be without abatement.

33. AUCTIONS. Lessee shall not conduct, nor permit to be conducted, either voluntarily or involuntarily, any auction upon the Premises without first having obtained Lessor's prior written consent. Notwithstanding anything to the contrary in this Lease, Lessor shall not be obligated to exercise any standard of reasonableness in determining whether to grant such consent.

34. SIGNS. Lessee shall not place any sign upon the Premises, except that Lessee may, with Lessor's prior written consent, install (but not on the roof) such signs as are reasonably required to advertise Lessee's own business. The installation of any sign on the Premises by or for Lessee shall be subject to the provisions of Paragraph 7 (Maintenance, Repairs, Utility Installations, Trade Fixtures and Alterations). Unless otherwise expressly agreed herein, Lessor reserves all rights to the use of the roof and the right to install, and all revenues from the installation of, such advertising signs on the Premises, including the roof, as do not unreasonably interfere with the conduct of Lessee's business.

                                   10.17-29

35. TERMINATION; MERGER. Unless specifically stated otherwise in writing by Lessor, the voluntary or other surrender of this Lease by Lessee, the mutual termination or cancellation hereof, or a termination hereof by Lessor for Breach by Lessee, shall automatically terminate any sublease or lesser estate in the Premises; provided, however, Lessor shall, in the event of any such surrender, termination or cancellation, have the option to continue any one or all of any existing subtenancies. Lessor's failure within ten (10) days following any such event to make a written election to the contrary by written notice to the holder of any such lesser interest shall constitute Lessor's election to have such event constitute the termination of such interest.

36.  CONSENTS.

          (a) Except for Paragraph 33 hereof (Auctions) or as otherwise provided herein, wherever in this Lease the consent of a Party is required to an act by or for the other Party, such consent shall not be unreasonably withheld or delayed. Lessor's actual reasonable costs and expenses (including but not limited to architects', attorneys', engineers' or other consultants' fees) incurred in the consideration of, or response to, a request by Lessee for any Lessor consent pertaining to this Lease or the Premises, including but not limited to consents to an assignment, a subletting or the presence or use of a Hazardous Substance, practice or storage tank shall be paid by Lessee to Lessor upon receipt of an invoice and supporting documentation therefor. Subject to Paragraph 12.2(e) (applicable to assignment or subletting), Lessor may, as a condition to considering any such request by Lessee, require that Lessee deposit with Lessor in amount of money (in addition to the Security Deposit held under Paragraph 5) reasonably calculated by Lessor to represent the cost Lessor will incur in considering and responding to Lessee's request. Except as otherwise provided, any unused portion of said deposit shall be refunded to Lessee without Interest. Lessor's consent to any act, assignment of this Lease or subletting of the Premises by Lessee shall not constitute an acknowledgment that no Default or Breach by Lessee of this Lease exists, nor shall such consent be deemed a waiver of any then existing Default or Breach, except as may be otherwise specifically stated in writing by Lessor at the time of such consent.

          (b) All conditions to Lessor's consent authorized by this Lease are acknowledged by Lessee as being reasonable. The failure to specify herein any particular condition to Lessor's consent shall not preclude the imposition by Lessor at the time of consent of such further or other conditions as are then reasonable with reference to the particular matter for which consent is being given.

37.  GUARANTOR. This Paragraph 37 intentionally omitted.

38. QUIET POSSESSION. Upon payment by Lessee of the rent for the Premises and the observance and performance of all of the covenants, conditions and provisions on Lessee's part to be observed and performed under this Lease, Lessee shall have quiet possession of the Premises for the entire term hereof subject to all of the provisions of this Lease.

39.  OPTIONS.

     39.1 DEFINITION. As used in this Paragraph 39 the word "OPTION" has the following meaning: (a) the right to extend the term of this Lease or to renew this Lease or to extend or renew any lease that Lessee has on other property of Lessor; (b) the right of first refusal to lease the Premises or the right of first offer to lease the Premises or the right of first refusal to lease

                                   10.17-30
other property of Lessor or the right of first offer to lease other property of Lessor; (c) the right to purchase the Premises, or the right of first refusal to purchase the Premises, or the right of first offer to purchase the Premises, or the right to purchase other property of Lessor, or the right of first refusal to purchase other property of Lessor, or the right of first offer to purchase other property of Lessor.

     39.2 OPTIONS PERSONAL TO ORIGINAL LESSEE. Each Option granted to Lessee in this Lease is personal to the original Lessee named in Paragraph 1.1 hereof, and cannot be voluntarily or involuntarily assigned or exercised by any person or entity other than said original Lessee while the original Lessee is in full and actual possession of the Premises and without the intention of thereafter assigning or subletting. The Options, if any, herein granted to Lessee are not assignable, either as a part of an assignment of this Lease or separately or apart therefrom, and no Option may be separated from this Lease in any manner, by reservation or otherwise.

     39.3 MULTIPLE OPTIONS. In the event that Lessee has any multiple Options to extend or renew this Lease, a later option cannot be exercised unless the prior Options to extend of renew this Lease have been validly exercised.

     39.4 EFFECT OF DEFAULT ON OPTIONS.

          (a) Lessee shall have no right to exercise an Option, notwithstanding any provision in the grant of Option to the contrary: (i) during the period commencing with the giving of any notice of Default under Paragraph 13.1 and continuing until the noticed Default is cured, or (ii) during the period of time any monetary obligation due Lessor from Lessee is unpaid (without regard to whether notice thereof is given Lessee, or (iii) during the time Lessee is in Breach of this Lease, or (iv) in the event that Lessor has given to Lessee three
(3) or more notices of Default under Paragraph 13.1, whether or not the Defaults are cured, during the twelve (12) month period immediately preceding the exercise of the Option.

          (b) The period of time within which an Option may be exercised shall not be extended or enlarged by reason of Lessee's inability to exercise an Option because of the provisions of Paragraph 39.4(a).

          (c) All rights of Lessee under the provisions of an Option shall terminate and be of no further force or effect, notwithstanding Lessee's due and timely exercise of the Option, if, after such exercise and during the term of this Lease, (i) Lessee fails to pay to Lessor a monetary obligation of Lessee for a period of thirty (30) days after such obligation becomes due (without any necessity of Lessor to give notice thereof to Lessee), or (ii) Lessor gives to Lessee three or more notices of Default under Paragraph 13.1 during any twelve month period, whether or not the Defaults are cured, or (iii) if Lessee commits a Breach of this Lease.

40. MULTIPLE BUILDINGS. If the Premises are part of a group of buildings controlled by Lessor, Lessee agrees that it will abide by, keep and observe all reasonable rules and regulations which Lessor may make from time to time for the management safety, care, and cleanliness of the grounds, the parking and unloading of vehicles and the preservation of good order, as wall as lot the convenience of other occupants or tenants of such other buildings and their invitees, and that Lessee will pay its fair share of common expenses incurred in connection therewith.

41. SECURITY MEASURES. Lessee hereby acknowledges that the rental payable to Lessor hereunder does not include the cost of guard service or other security measures, and that Lessor

                                   10.17-31
shall have no obligation whatsoever to provide same. Lessee assumes all responsibility for the protection of the Premises, Lessee, its agents and invitees and their property from the acts of third parties.

42. RESERVATIONS. Lessor reserves to itself the right from time to time, to grant, without the consent or joinder of Lessee, such easements, rights and dedications that Lessor deems necessary, and to cause the recordation of parcel maps and restrictions, so long as such easements, rights, dedications, maps and restrictions do not unreasonably interfere with the use of the Premises by Lessee. Lessee agrees to sign any documents reasonably requested by Lessor to effectuate any such easement rights, dedication, map or restrictions.

43. PERFORMANCE UNDER PROTEST. If at any time a dispute shall arise as to any amount or sum of money to be paid by one Party to the other under the provisions hereof, the Party against whom the obligation to pay the money is asserted shall have the right to make payment "under protest" and such payment shall not be regarded as a voluntary payment and there shall survive the right on the part of said Party to Institute suit for recovery of such sum. If it shall be adjudged that there was no legal obligation on the pad of said Party to pay such sum or any pad thereof, said Party shall be entitled to recover such sum or so much thereof as it was not legally required to pay under the provisions of this Lease.

44. AUTHORITY. If either Party hereto is a corporation, trust or general or limited partnership, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on its behalf. If Lessee is a corporation, trust or partnership, Lessee shall, within thirty (30) days after request by Lessor, deliver to Lessor evidence satisfactory to Lessor of such authority.

45. CONFLICT. Any conflict between the printed provisions of this Lease and the typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions.

46. OFFER. Preparation of this Lease by Lessor or Lessor's agent and submission of same to Lessee shall not be deemed an offer to lease to Lessee. This Lease is not intended to be binding until executed by all Parties hereto.

47. AMENDMENTS. This Lease may be modified only in writing, signed by the Parties in interest at the time of the modification. The Parties shall amend this Lease from time to time to reflect any adjustments that are made to the Base Rent or other rent payable under this Lease. As long as they do not materially change Lessee's obligations hereunder, Lessee agrees to make such reasonable non-monetary modifications to this Lease as may be reasonably required by In institutional, insurance company, or pension plan Lender in connection with the obtaining of normal financing or refinancing of the property of which the Premises are a pad.

48. MULTIPLE PARTIES. Except as otherwise expressly provided herein, if more than one person or entity is named herein as either Lessor or Lessee, the obligations of such multiple Parties shall be the joint and several responsibility of all persons or entities named herein as such Lessor or Lessee.

                                   10.17-32

LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN, AND BY THE EXECUTION OF THIS LEASE SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES.

     IF THIS LEASE HAS BEEN FILLED IN, IT HAS BEEN PREPARED FOR SUBMISSION TO YOUR ATTORNEY FOR HIS APPROVAL FURTHER, EXERTS SHOULD BE CONSULTED TO EVALUATE THE CONDITION OF THE PROPERTY AS TO THE POSSIBLE PRESENCE OF ASBESTOS, STORAGE TANKS OR HAZARDOUS SUBSTANCES. NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION OR BY THE REAL ESTATE BROKER(S) OR THEIR AGENTS OR EMPLOYEES AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS LEASE OR THE TRANSACTION TO WHICH IT RELATES; THE PARTIES SHALL RELY SOLELY UPON THE ADVICE OF THEIR OWN COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS LEASE. IF THE SUBJECT PROPERTY IS LOCATED IN A STATE OTHER THAN CALIFORNIA, AN ATTORNEY FROM THE STATE WHERE THE PROPERTY IS LOCATED SHOULD BE CONSULTED.

The parties hereto have executed this Lease at the place on the dates specified above to their respective signatures.

Executed at______________________     Executed at___________________________
on_______________________________     on____________________________________
by LESSOR:                            by LESSEE:
              See attached                          See attached
---------------------------------     --------------------------------------

_________________________________     ______________________________________

By_______________________________     By____________________________________
Name Printed:____________________     Name Printed:_________________________
Title:___________________________     Title:________________________________

By_______________________________     By____________________________________
Name Printed:____________________     Name Printed:_________________________

                                   10.17-33

Title:___________________________     Title:________________________________
Address:_________________________     Address:______________________________
_________________________________     ______________________________________

Tel.No. (   )    Fax No. (   )        Tel.No. (   )    Fax No. (   )
        ---------        --------             ---------        -------------

NOTICE: These forms are often modified to meet changing requirements of law and industry needs. Always write or call to make sure you are utilizing the most current form: American Industrial Real Estate Association, 345 South Figueroa Street, Suite M-1, Los Angeles, CA 90071, (213) 667-8777, Fax No. (213) 687-8616.

               (C) Copyright 1990-By American Industrial Real Estate Association. All rights reserved. No part of these works may be reproduced in any form without permission in writing.
               FORM 244N-3/90

                                   10.17-34

                                 ATTACHMENT TO
                                 -------------
            STANDARD INDUSTRIAL/COMMERCIAL SINGLE-TENANT LEASE-NET
            ------------------------------------------------------


Executed at____________________________

on_____________________________________

by LESSOR:

THE J. DAVID GLADSTONE INSTITUTES,
a charitable trust organized and existing under the laws of the State of California


By:  /s/ Richard Hille
    -------------------------------------
     Richard Hille, Director of Investments


Address:  43 Corporate Park, Suite 102
          Irvine, California 92714


Telephone No.: (714) 660-8955
Fax No.: (714) 660-9031



Executed at  San Diego, California
            -----------------------------
on   January 3, 1996
   --------------------------------------

by LESSEE:

BMI ACQUISITION GROUP, INC.,
a California corporation


By:  /s/ Buford B. Wiley
   --------------------------------------
Print Name: Buford B. Wiley
           ------------------------------
     Title: C.E.O.
           ------------------------------

                                   10.17-35

By:  /s/ Robert J. Macri
   --------------------------------------
Print Name: Robert J. Macri
           ------------------------------
     Title: Chief Financial Officer
           ------------------------------


Address:  7100 Convoy Court
          -------------------------------
            San Diego, CA 92111
            -----------------------------


Telephone No.: (619) 569-3474
               --------------------------
Fax No.:       (619) 569-3477
               --------------------------

                                   10.17-36

                               ADDENDUM TO LEASE
                               -----------------

          This Addendum to Lease is entered into by and between The J. David Gladstone Institutes, a charitable trust organized and existing under the laws of the State of California ("LESSOR") and BMI Acquisition Group, Inc., a California corporation ("LESSEE") concurrently with the Standard Industrial/Commercial Single-Tenant Lease -- Net between Lessor and Lessee (the "LEASE") to which this Addendum is attached. The promises, covenants, agreements and declarations made and set forth in this Addendum are intended to and shall have the same force and effect if set forth at length in the Lease. To the extent that the provisions of this Addendum are inconsistent with the terms and conditions of the Lease, the terms and conditions of this Addendum shall control. All capitalized terms used herein shall have the same meaning as specified in the Lease.

          1.   Commencement Date. The Original Term shall commence upon the date
               -----------------
(the "COMMENCEMENT DATE") that the Renovated Improvements to be constructed by Lessor pursuant to the Lessee Work Letter attached hereto as Exhibit "A" and made a part hereof are substantially completed (i.e., completed other than minor "punchlist" items); provided, however, that the Commencement Date shall not occur earlier than March 31, 1996.

          2.   Triple Net Lease. Lessor and Lessee acknowledge and agree that
               ----------------
Lessor will contract directly for property insurance and for rental value insurance and will bill the costs of maintaining these insurance policies to Lessee on a monthly basis, which payments shall be due and payable as provided in Section 8.1 of the Lease. In addition, Lessee shall, in accordance with
Section 11 of the Lease, be responsible for the cost of utilities and services supplied to the Premises including, without limitation, janitorial service. No property management fee shall be charged by Lessor. Furthermore, Lessor reserves the right to review all service contracts and in the event the Premises is not consistently maintained by Lessee to a level reasonably acceptable to Lessor, in a manner consistent with local industry practices, Lessor, upon reasonable notice to Lessee, shall be entitled to contract directly with vendors for any such services and subsequently bill Lessee for the cost of such services on a monthly basis, which amounts shall be due and payable, as additional rent, within ten (10) days after Lessee's receipt of invoice.

          3.   Limitation on Liability. The liability of Lessor with respect to
               -----------------------
the Lease shall be limited solely and exclusively to Lessor's interest in the Premises and any insurance proceeds received by Lessor. Lessee shall look to no other assets of Lessor for the satisfaction of any liability of Lessor with respect to the Lease. Notwithstanding any contrary provision herein or in the Lease, Lessor shall not be liable under any circumstances for injury or damage to, or interference with, Lessee's business including, but not limited to, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, however occurring, except that, subject to the first sentence of this Section 3 above, Lessor shall be liable to the extent such injury, damage or loss (i) results from the gross negligence of willful misconduct of Lessor or its employees, agents or contractors and (ii) is not covered by insurance required to be carried by Lessee under the Lease or actually carried by Lessee.

                                   10.17-37

          4.  Holding Over. If Lessee fails to surrender the Premises upon the
              ------------
expiration or earlier termination of the Lease without the express written consent of Lessor, Lessee shall become a tenant at sufferance only at a rental rate equal to twice the monthly Base Rent payable by Lessee for the month immediately preceding such expiration or earlier termination and Lessee shall remain responsible for the payment of all other monetary obligations due and payable by Lessee under the Lease. Acceptance by Lessor of Base Rent after such expiration or earlier termination of the Term shall not result in any renewal of the Term. The foregoing provisions are in addition to, and do not affect Lessee's right of reentry or any other right or remedies under the Lease or as otherwise provided at law or in equity or both. If Lessee fails to surrender the Premises upon the expiration or earlier termination of the Term despite Lessor's demand to do so, Lessee shall indemnify and hold Lessor harmless from and against any and all losses, costs, damages and liabilities (including actual attorneys' fees and costs and court costs) which Lessor may suffer as a result of Lessee's failure to timely surrender the Premises.

          5.   Notices. All notices to Lessor and any payments by Lessee to
               -------
Lessor under the Lease shall be sent to The J. David Gladstone Institutes, 43 Corporate Park, Suite 102, Irvine, California 92714, Attention: Mr. Richard Hille, Director of Investments, Telephone (714) 660-8955, Fax (714) 660-9031.

          6.   Termination Option. Notwithstanding anything to the contrary
               ------------------
contained in the Lease, Lessee shall have the option ("TERMINATION OPTION") to terminate and cancel the Lease effective as of the last day of the thirty-sixth
(36th) full calendar month of the Original Term by delivering to Lessor, on or before the first day of the thirtieth (30th) full calendar month of the Original Term (i) written notice of Lessee's exercise of the Termination Option and (ii) the "Termination Fee." The "TERMINATION FEE" shall mean the unamortized balance, as of the Termination Date, of the sum of leasing commissions paid by Lessor in connection with the Lease plus any amounts expended by Lessor for design and construction of improvements in the Premises pursuant to the Lessee Work Letter attached hereto as Exhibit "A," with such amortization to be calculated on a straight-line basis over a sixty (60) month amortization period commencing as of the Commencement Date. Upon request from Lessee, Lessor shall promptly provide Lessee with a determination of the amount of the Termination Fee together with supporting documentation used by Lessor in calculating said amount. If Lessee properly and timely exercises the Termination Option, the Lease shall expire at midnight on the last day of the thirty-sixth (36th) full calendar month of the Original Term.

          7.   Option to Extend. Lessor hereby grants to the Lessee originally-
               ----------------
named in the Lease ("ORIGINAL LESSEE") one (1) option to extend the Original Term for a period of five (5) years (the "OPTION TERM"), which option shall be exercisable only by written notice ("OPTION NOTICE") delivered by Lessee to Lessor as provided in Section 7.2 below, provided that, as of the date of delivery of such notice and, at Lessor's option, as of the last day of the Original Term, Lessee is not in default under the Lease after expiration of applicable cure periods. The right contained in this Section 7 shall be personal to the Original Lessee and may only be exercised by the Original Lessee (and not any assignee, sublessee or other transferee of

                                   10.17-38
the Original Lessee's interest in this Lease) if the Original Lessee occupies the entire Premises as of the date of the Option Notice.

               7.1 The Base Rent payable by Lessee during the Option Term (the "OPTION RENT") shall be equal to the then prevailing fair market rent for the Premises as of the commencement date of the Option Term, but not below the Base Rent payable by Lessee immediately prior to the Option Term. The then prevailing fair market rent shall be the rental rate at which tenants, as of the commencement of the Option Term, are leasing non-sublease space comparable in size, location and quality to the Premises for a term of five
     (5) years, which comparable space is located in the immediate area of the Premises, taking into consideration the following concessions: (a) rental abatement concessions, if any, being granted such tenants in connection with such comparable space and (b) tenant improvements or allowances provided or to be provided for such comparable space, taking into account, and deducting the value of, the existing improvements in the Premises, with such value to be based upon the age, quality and layout of the improvements and the extent to which the same could be utilized by Lessee based upon the fact that the precise tenant improvements existing in the Premises are specifically suitable to Lessee.

               7.2 The option contained in this Section 7 shall be exercised by Lessee, if at all, only in the following manner: (i) Lessee shall deliver written notice ("LNTEREST NOTICE") to Lessor on or before the date which is ten (10) months prior to the expiration of the Original Term, stating that Lessee is interested in exercising its option; (ii) Lessor, after receipt of Lessee's notice, shall deliver notice (the "OPTION RENT NOTICE") to Lessee not less than seven (7) months prior to the expiration of the Original Term, setting forth the Option Rent; and (iii) if Lessee wishes to exercise such option, Lessee shall, on or before the earlier of (a) the date occurring six (6) months prior to the expiration of the Original Term, and (b) the date occurring thirty (30) days after Lessee's receipt of the Option Rent Notice, exercise the option by delivering the Option Notice to Lessor. Failure of Lessee to deliver the Interest Notice to Lessor on or before the date specified in (i) above or to deliver the Option Notice to Lessor on or before the date specified in (iii) above shall be deemed to constitute Lessee's failure to exercise its option to extend. If extended for the Option Term upon all of the terms and conditions set forth in the Lease, except that the Base Rent shall be as indicated in the Option Rent Notice.

          8.   Purchase Option.
               ---------------

               (a)  Purchase Option Notice. Lessor hereby grants to Lessee the
                    ----------------------
     right and option to purchase the Premises (the "PURCHASE OPTION") on the terms set forth in this Section 8 by delivering written notice to Lessor of such exercise (the "PURCHASE OPTION NOTICE") on or prior to the last day of the tenth (10th) full calendar month of the Original Term.

                                   10.17-39

               (b)  Conditions Precedent to Effectiveness of Purchase Option.
                    --------------------------------------------------------
     Notwithstanding anything to the contrary contained in this Section 8, Lessee's exercise of the Purchase Option shall be effective only if all of the conditions precedent set forth hereinbelow are true and correct during the period commencing upon the date Lessee delivers the Purchase Option Notice and continuing until the Closing Date (as that term is defined below), unless Lessor, in Lessor's sole discretion, elects to waive any such condition precedent in writing:

                    (i)  Lessee shall not then be in default under the Lease;
          and

                    (ii) Lessee shall not have assigned its interest in the Lease or in the Purchase Option to an unrelated entity. An unrelated entity shall be defined as any entity which is not a related entity. A related entity shall be defined as (a) any entity which is controlled by, controls, or is under common control with Lessee, (b) any corporation in which Lessee or any shareholder of Lessee owns voting stock sufficient to elect a majority of the Board of Directors of said corporation, (c) any principal stockholder of Lessee, or (d) any corporation a majority of the directors of which are officers, directors and/or employees of Lessee. For purposes of the foregoing, the terms "control," "under common control" and "controlled by" shall mean ownership of fifty percent (50%) or more of the beneficial interest in such related entity.

               (c)  Actions of Parties. Within ten (10) business days following
                    ------------------
     Lessor's receipt of the Purchase Option Notice, the parties shall proceed to open an escrow for the purchase and sale of the Premises ("ESCROW") with an escrow company reasonably acceptable to both Lessor and Lessee ("ESCROW HOLDER") by delivering a fully executed copy of a definitive Purchase and Sale Agreement and Joint Escrow Instructions (the "PURCHASE AGREEMENT") to Escrow Holder. In addition, concurrently with delivery of the Purchase Agreement to Escrow Holder, Lessee shall deliver to Escrow Holder a good faith deposit in the amount of Twenty Thousand Dollars ($20,000.00), which deposit shall be nonrefundable to Lessee except in the event of Lessor's default under the Purchase Agreement. The Purchase Agreement shall specify that said deposit shall be delivered to Lessor by Escrow Holder as liquidated damages in the event of Lessee's default under the Purchase Agreement. The Purchase Agreement shall incorporate the terms and provisions set forth in this Section 8 and any other provisions approved by the parties.

               (d)  Closing Date. The close of Escrow shall occur on or before
                    ------------
     the date (the "CLOSING DATE") which is ninety (90) days after Lessee delivers the Purchase Option Notice to Lessor.

               (e)  No Contingencies to Lessee's Obligations. After Lessee's
                    ----------------------------------------
     delivery of the Purchase Option Notice, there shall be no contingencies or conditions precedent to Lessee's obligations to close Escrow except for (i) Lessor's delivery to Escrow Holder

                                   10.17-40
     on or before the Closing Date of a duly executed and acknowledged grant deed conveying full title to the Premises to Lessee and (ii) the agreement by a title company reasonably acceptable to Lessee to deliver to Lessee, after the Closing Date, the Title Policy described in Section 8(g) below. Notwithstanding the foregoing, throughout the Term of the Lease, Lessor agrees to Cooperate, at Lessee's expense, with Lessee's reasonable requests regarding title information, soil testing, survey matters, property tax statements, building plans, "as built" drawings, permits of all kinds and other inspections concerning the Premises so that prior to Lessee's delivery of the Purchase Option Notice, Lessee may satisfy itself regarding the Premises and Lessee's desire to complete the purchase of the Premises,

               (f)  Purchase Price. The purchase price for the Premises shall be
                    --------------
     Two Million Dollars ($2,000,000.00), all cash at the close of Escrow.

               (g)  Title. Title to the Premises shall be evidenced by either a
                    -----
     standard CLTA or ALTA Owner's Form Policy of Title Insurance issued by a title company reasonably acceptable to Lessee ("TITLE POLICY") in the amount of the purchase price showing title to the Premises vested in Lessee. Lessee shall have the option to obtain an ALTA Title Policy by providing written notice to Lessor of Lessee's agreement to pay for the cost of the survey and the additional cost of an ALTA Title Policy in accordance with Section 8(h) below.

               (h)  Costs and Prorations. Lessor shall pay for all premiums for
                    --------------------
     a CLTA Title Policy, all documentary transfer and other taxes imposed in connection with the sale of the Premises, one-half (1/2) of all Escrow fees and costs, and any document recording charges and taxes imposed in connection with the sale of the Premises. Lessee shall pay one-half(l/2) of all Escrow fees and costs, the additional premium imposed in the event Lessee elects to obtain an ALTA Title Policy over the premium for a CLTA Title Policy and any costs (including survey costs) associated with an ALTA Title Policy and the costs associated with any title endorsements. All other costs and expenses shall be apportioned between Lessor and Lessee in accordance with the customary practice for comparable real estate transactions in San Diego County.

               (i)  Representations. Lessee acknowledges that the Purchase
                    ---------------
     Option has been granted by Lessor to Lessee based on the understanding that exercise of the Purchase Option is entirely voluntary by Lessee, and that the conveyance of the Premises by Lessor to Lessee is and shall be on an "AS IS" basis, with absolutely no representations or warranties, express or implied, regarding the condition or nature of the Premises and any improvements thereon except for the following representations:

                    (i) Lessor and Lessee each represent to each other that they have the legal power, right and authority to enter into the Lease (and this Addendum) and the instruments referenced in this Section 8.

                                   10.17-41

                    (ii) Lessor and Lessee represent to each other that neither the execution of the Lease (and this Addendum) and the instruments referenced herein, nor the incurrence of the obligations set forth herein, nor the consummation of the transaction herein contemplated conflict with or result in the material breach of any terms, conditions or provisions of, or constitute a default under any agreement or instrument to which Lessor or Lessee, as applicable, is a party; and the Lease.

                    (iii) Any representations and warranties specifically set forth in the Lease.

               The parties agree to indemnify the other, and to hold the other harmless from all losses, damages, costs and expenses incurred relating to the Premises which arise form a breach of the representations made above. Such representations shall survive, and shall not merge into, the close of Escrow and the recordation of the grant deed for the Premises.

               (j)  Deliveries to Lessee Upon Closing Date. Lessor shall deliver
                    --------------------------------------
     to Lessee upon the Closing Date, to the extent the same are in Lessor's possession, originals or copies of all correspondence and files pertaining to the Premises, including "as built" drawings, blue prints, specifications, any other documents pertaining to the construction of improvements, permits and certificates of occupancy and completion, and other authorizations and documents relating to the Premises.

          9.   Air Conditioning Units. Without limitation as to Lessor's rights
               ----------------------
under Section 7.4(b) of the Lease, Lessor may, at Lessor's sole discretion, require Lessee, upon the expiration or earlier termination of the Term, to remove the air conditioning units on the slab at the rear of the building on the Premises and to repair any damage to such slab resulting from such removal, all at Lessee's sole cost. If Lessee fails to remove such units and repair such damage despite Lessor's request to do so, Lessor may, upon written notice to Lessee, cause such work to be performed and Lessee shall then reimburse Lessor for costs incurred by Lessor in causing such work to be performed within ten
(10) days after Lessee's receipt of invoice therefor. This Section 9 shall survive the expiration or earlier termination of the Term.

          10.  Condition of Ground Floor. Notwithstanding anything contained in
               -------------------------
Section 2.2 of the Lease, Lessor shall cause the concrete ground floor of the Premises to be free from defects throughout the initial five (5) year Original Term of the Lease. However, this warranty shall not apply at any time after Lessee has notified Lessor of its exercise of the Termination Option pursuant to
Section 6 of this Addendum above nor any time after Lessee's delivery of the Purchase Option Notice pursuant to Section 8(a) above. Upon Lessor's receipt of written notice from Lessee setting forth with specificity the nature and extent of any defect in the concrete ground floor, Lessor shall cause the same to be rectified promptly, at Lessor's expense.

                                   10.17-42

     IN WITNESS WHEREOF, Lessor and Lessee have executed this Addendum concurrently with the Lease.

                              LESSOR
                              ------

                              THE J. DAVID GLADSTONE INSTITUTES, a charitable trust organized and existing under the laws of the State of California


Date: January 5, 1995         By:  /s/ Richard Hille
                                  ----------------------------------------------
                                    Richard Hille, Director of Investments


                              LESSEE
                              ------

                              BMI ACQUISITION GROUP, INC., a California corporation


Date: January 3, 1996         By:  /s/ Buford B. Wiley
                                  ---------------------------------------------
                              Print Name:  Buford B. Wiley
                                          -------------------------------------
                                     Its: C.E.O.
                                          -------------------------------------


Date: January 3, 1996         By:  /s/ Robert J. Macri
                                  ---------------------------------------------
                              Print Name:  Robert J. Macri
                                          -------------------------------------
                                     Its: Chief Financial Officer
                                         --------------------------------------

                                   10.17-43

                                   EXHIBIT A
                                   ---------

                               LESSEE WORK LETTER
                               ------------------

     This Lessee Work Letter shall set forth the terms and conditions relating to the renovation of the existing improvements in the Premises. This Lessee Work Letter is essentially organized chronologically and addresses the issues of renovation of the Premises, in sequence, as such issues will arise.

                                   SECTION 1
                                   ---------

                 LESSOR'S INITIAL CONSTRUCTION IN THE PREMISES
                 ---------------------------------------------

     Lessor has constructed, at its sole cost and expense, the improvements currently existing in the Premises. Except as provided in Section 2 of the Lease, Lessee has inspected and hereby approves the condition of the existing improvements, and agrees that the existing improvements shall be delivered to Lessee (subject to renovation as provided in this Lessee Work Letter) in their current "as-is" condition. The renovations to the existing improvements in the Premises shall be designed and constructed pursuant to this Lessee Work Letter. Any costs of design and construction of renovations to the existing improvements to the Premises shall be an "Improvement Allowance Item," as that term is defined in Section 2.2 of this Lessee Work Letter.

                                   SECTION 2
                                   ---------

                              LESSEE IMPROVEMENTS
                              -------------------

     2.1  Improvement Allowance. Lessee shall be entitled to a one-time
          ---------------------
improvement allowance (the "IMPROVEMENT ALLOWANCE") in the amount of One Hundred Seventy Five Thousand Dollars ($175,000.00) for the costs relating to the design and construction of Lessee's renovations to the improvements which are permanently affixed to the Premises (the "RENOVATED IMPROVEMENTS"). In no event shall Lessor be obligated to make disbursements pursuant to this Lessee Work Letter in a total amount which exceeds the Improvement Allowance. All Renovated Improvements for which the Improvement Allowance has been made available shall be deemed Lessor's property under the terms of Section 7.4 of the Lease. Lessee shall not be entitled to any payment or credit for any unused portion of the Improvement Allowance.

     2.2  Disbursement of the Improvement Allowance. Except as otherwise set
          -----------------------------------------
forth in this Lessee Work Letter, the Improvement Allowance shall be disbursed by Lessor (each of which disbursements shall be made pursuant to Lessor's disbursement process) for costs related to the construction of the Renovated Improvements and for the following items and costs (collectively, the "IMPROVEMENT ALLOWANCE ITEMS"): (i) payment of the fees of the "Architect" and the "Engineers," as those terms are defined in Section 3.1 of this Lessee Work Letter, and payment of the fees incurred by, and the cost of documents and materials (if any) supplied by, Lessor and

                                   10.17-44

Lessor's consultants in connection with the preparation and review of the "Construction Drawings," as that term is defined in Section 3.1 of this Lessee Work Letter; (ii) the cost of any changes in the existing improvements required by the Construction Drawings; (iii) the cost of any changes to the Construction Drawings or Renovated Improvements required by applicable building codes (the "CODE"); and (iv) the "Lessor Supervision Fee," as that term is defined in
Section 4.3.2 of this Lessee Work Letter.

                                   SECTION 3
                                   ---------

                             CONSTRUCTION DRAWINGS
                             ---------------------

     3.1  Selection of Architect/Construction Drawings. Lessor shall retain an
          --------------------------------------------
architect/space planner (the "ARCHITECT") to prepare the "Construction Drawings," as that term is defined in this Section 3.1. If necessary, Lessor shall also retain engineering consultants designated by Lessor (the "ENGINEERS") to prepare all plans and engineering working drawings relating to the structural, mechanical, electrical, plumbing, HVAC and lifesafety work of the Renovated Improvements. The plans and drawings to be prepared by Architect and the Engineers hereunder shall be known collectively as the "CONSTRUCTION DRAWINGS."

     3.2  Final Space Plan. As soon as reasonably possible after the date of
          ----------------
full execution and delivery of the Lease, Lessor shall cause the Architect to prepare the final space plan for Renovated Improvements in the Premises (collectively, the "FINAL SPACE PLAN"), which Final Space Plan shall include a layout and designation of all offices, rooms and other partitioning, their intended use, and equipment to be contained therein, and shall deliver the Final Space Plan to Lessee for Lessee's approval. Lessee shall approve or reasonably disapprove any draft of the Final Space Plan within two (2) business days after Lessee's receipt thereof. Any failure of Lessee to disapprove any draft of the Final Space Plan by written notice to Lessor within said two (2) business day period shall be deemed to constitute Lessee's approval thereof. If Lessee disapproves of any draft of the Final Space Plan, Lessee's notice of disapproval shall contain a detailed explanation of the reasons for Lessee's disapproval, in which case Lessor shall cause the Architect to revise the Final Space Plan and to resubmit the Final Space Plan to Lessee for Lessee's approval.

     3.3  Final Working Drawings. Upon Lessee's approval of the Final Space
          ----------------------
Plan, Lessor shall cause the Architect and the Engineers (if applicable) to complete the architectural and engineering drawings for the Premises, and the final architectural working drawings in a form which is complete to allow subcontractors to bid on the work and to obtain all applicable permits (collectively, the "FINAL WORKING DRAWINGS") and shall submit the same to Lessee for LeSsee's approval. Lessee shall approve or reasonably disapprove any draft of the Final Working Drawings within two (2) business days after Lessee's receipt thereof. Any failure of Lessee to disapprove any draft of the Final Working Drawings by written notice to Lessor within said two (2) business day period shall be deemed to constitute Lessee's approval thereof. If Lessee disapproves of any draft of the Final Working Drawings, Lessee's notice of disapproval shall contain a detailed explanation of the reasons for Lessee's disapproval, in which case Lessor shall

                                   10.17-45
cause the Architect to revise the Final Working Drawings and to resubmit the Final Working Drawings to Lessee for Lessee's approval.

     3.4  Permits. The Final Working Drawings approved by Lessor and Lessee may
          -------
be referred to herein as the "Approved Working Drawings." Lessor shall submit the Approved Working Drawings to the appropriate municipal authorities for all applicable building permits necessary to allow "Contractor," as that term is defined in Section 4.1, below, to commence and fully complete the construction of the Renovated Improvements (the "PERMITS"). No changes, modifications or alterations in the Approved Working Drawings may be made without the prior written consent of Lessor.

                                   SECTION 4
                                   ---------

                  CONSTRUCTION OF THE RENOVATED IMPROVEMENTS
                  ------------------------------------------

     4.1  Contractor. A contractor designated by Lessor ("CONTRACTOR") shall
          ----------
construct the Renovated Improvements.

     4.2  Cost Proposal. After the Approved Working Drawings are approved by
          -------------
Lessor and Lessee, Lessor shall provide Lessee with a cost proposal in accordance with the Approved Working Drawings, which cost proposal shall include, as nearly as possible, the cost of all Improvement Allowance Items to be incurred by Lessee in connection with the construction of the Renovated Improvements (the "COST PROPOSAL"). Lessee shall approve and deliver the Cost Proposal to Lessor within two (2) business days of the receipt of the same, and upon receipt of the same by Lessor, Lessor shall be released by Lessee to purchase the items set forth in the Cost Proposal and to commence the construction relating to such items. The date by which Lessee must approve and deliver the Cost Proposal to Lessor shall be known hereafter as the "COST PROPOSAL DELIVERY DATE."

     4.3  Construction of Renovated Improvements by Contractor under the
          --------------------------------------------------------------
Supervision of Lessor.
---------------------

          4.3.1  Over-Allowance Amount. On the Cost Proposal Delivery Date,
                 ---------------------
Lessee shall deliver to Lessor cash in an amount (the "OVER-ALLOWANCE AMOUNT") equal to the difference (if any) between (i) the amount of the Cost Proposal and
(ii) the amount of the Improvement Allowance (less any portion thereof already disbursed by Lessor, or in the process of being disbursed by Lessor, on or before the Cost Proposal Delivery Date). The Over-Allowance Amount shall be disbursed by Lessor prior to the disbursement of any then remaining portion of the Improvement Allowance, and such disbursement shall be pursuant to the same procedure as the Improvement Allowance. In the event that, after the Cost Proposal Date, any revisions, changes, or substitutions shall be made to the Construction Drawings or the Renovated Improvements, any additional costs which arise in connection with such revisions, changes or substitutions or any other additional costs shall be paid by Lessee to Lessor immediately upon Lessor's request as an addition to the Over-Allowance Amount.

                                   10.17-46

          4.3.2  Lessor's Retention of Contractor. Lessor shall independently
                 --------------------------------
retain Contractor, on behalf of Lessee, to construct the Renovated Improvements in accordance with the Approved Working Drawings and the Cost Proposal and Lessor shall supervise the construction by Contractor, and the Improvement Allowance shall be charged a construction supervision and management fee (the "LESSOR SUPERVISION FEE") in an amount equal to the product of (i) five percent (5%) and (ii) an amount equal to the Improvement Allowance plus the Over-Allowance Amount (as such Over-Allowance Amount may increase pursuant to the terms of this Lessee Work Letter).

          4.3.3  Contractor's Warranties and Guaranties. Lessor hereby assigns
                 --------------------------------------
to Lessee all warranties and guaranties by Contractor relating to the Renovated Improvements, and Lessee hereby waives all claims against Lessor relating to, or arising out of the construction of, the Renovated Improvements.

                                   SECTION 5
                                   ---------

                   COMPLETION OF THE RENOVATED IMPROVEMENTS;
                   -----------------------------------------
                               COMMENCEMENT DATE
                               -----------------

     5.1  Substantial Completion. For purposes of Section 1 of the Addendum, the
          ----------------------
Renovated Improvements shall be deemed substantially completed upon the completion of construction of the Renovated Improvements in the Premises pursuant to the Approved Working Drawings, with the exception of any punch list items and any equipment to be installed by Lessee.

     5.2  Delay of the Substantial Completion. Except as provided in this
          -----------------------------------
Section 5, the Commencement Date shall occur as set forth in Section 1 of the Addendum. However, if there shall be a delay or there are delays in the substantial completion of the Renovated Improvements, as a direct, indirect, partial, or total result of the following (collectively, "LESSEE DELAYS"):

          5.2.1 Lessee's failure to meet any of the time periods set forth in this Lessee Work Letter;

          5.2.2 Lessee's failure to timely approve any matter requiring Lessee's approval;

          5.2.3 A breach by Lessee of the terms of this Lessee Work Letter or the Lease;

          5.2.4 Changes in any of the Construction Drawings after disapproval of the same by Lessor or because the same do not comply with Code or other applicable laws;

          5.2.5  Lessee's request for changes in the Approved Working Drawings;

                                   10.17-47

          5.2.6 Lessee's requirement for materials, components, finishes or improvements which are not available in a commercially reasonable time given the anticipated date of substantial completion of the Renovated Improvements; or

          5.2.7 Any other acts or omissions of Lessee, or its agents, or employees;

then, notwithstanding anything to the contrary set forth in the Lease or this Lessee Work Letter and regardless of the actual date of the substantial completion of the Renovated Improvements, the Commencement Date shall be deemed to be the date the Commencement Date would have occurred if no Lessee Delay or Delays, as set forth above, had occurred.

                                   SECTION 6
                                   ---------

                                 MISCELLANEOUS
                                 -------------

     6.1  Lessee's Entry Into the Premises Prior to Substantial Completion.
          ----------------------------------------------------------------
Provided that Lessee and its agents do not interfere with Contractor's work in the Building and the Premises, Contractor shall allow Lessee access to the Premises prior to the substantial completion of the Renovated Improvements for the purpose of Lessee installing equipment or trade fixtures (including Lessee's data and telephone equipment) in the Premises. Prior to Lessee's entry into the Premises as permitted by the terms of this Section 6.1, Lessee shall submit a schedule to Lessor and Contractor, for their approval, which schedule shall detail the timing and purpose of Lessee's entry. Lessee shall hold Lessor harmless from and indemnify, protect and defend Lessor against any loss or damage to the Building or Premises and against injury to any persons caused by Lessee's actions pursuant to this Section 6.1.

     6.2  Time of the Essence in This Lessee Work Letter. Unless otherwise
          ----------------------------------------------
indicated, all references herein to a "number of days" shall mean and refer to calendar days. In all instances where Lessee is required to approve or deliver an item, if no written notice of approval is given or the item is not delivered within the stated time period, at Lessor's sole option, at the end of such period the item shall automatically be deemed approved or delivered by Lessee and the next succeeding time period shall commence.

                                   10.17-48

                         SECOND AMENDMENT TO STANDARD
                         ----------------------------
                 INDUSTRIAL/COMMERCIAL SINGLE-TENANT LEASE NET
                 ---------------------------------------------

     This Second Amendment to Standard Industrial/Commercial Single-Tenant Lease Net is made and effective this 10th day of September, 1997, by and between THE
J. DAVID GLADSTONE INSTITUTES, a charitable trust organized and existing under the laws of California (hereinafter "Landlord"), and BMI ACQUISITION GROUP, INC., a California corporation (hereinafter "Tenant"), and is based on the following facts:

     A.   On or about January 2, 1996, Tenant executed a Standard
Industrial/Commercial Single-Tenant Lease Net, with Addendum (hereinafter "Lease") for the premises located at 6610 Nancy Ridge Drive, San Diego, California (hereinafter the "Premises"). Thereafter, Landlord accepted said Lease.

     B. On or about May 19, 1997, Tenant executed a First Amendment to Standard Industrial/Commercial Single-Tenant Lease Net (hereinafter "First Amendment") for the Premises. Thereafter, Landlord accepted said First Amendment.

     C. As of August 1997, Lessee was in arrears in the payment of rent and late charges under the Lease in the collective sum of $18,706.62 (the "Arrearages").

     D. Because of Lessee's Arrearages, a Notice to Pay Rent or Surrender Possession was served on Lessee on August 26, 1997.

     E. Lessee wishes to reinstate its Lease with Lessor. Lessee has agreed to pay the delinquent sums stated in Paragraph C above, together with the additional sum of $17,647.76 (which sum includes rent through the period ending with the September Base Rent.) Lessor has agreed to extend the expiration date of the Notice to Pay Rent or Surrender Possession stated in Paragraph D above, to September 17, 1997. As consideration for said extension, Lessee has agreed to immediately delete the Termination Option set forth in the Lease, as amended.

     F.   The parties now intend to amend the Lease as hereinafter set forth.

     NOW THEREFORE, for good and valuable consideration, each to the other, it is hereby agreed as follows:

     1.   Termination Option. The Termination Option set forth in Paragraph 6 of
          ------------------
the Addendum To Lease is deleted in its entirety and hereby deemed null and void and of no further force or effect.

     2.   Same Meaning.  The terms used herein shall be accorded the same
          ------------
meaning as set forth in the Lease, as amended.

                                   10.17-49

     3.   Amendment Controls. Except as herein modified, the terms of the Lease,
          ------------------
as amended, shall remain in full force and effect. In the event that a dispute arises between the terms of this Amendment and the terms of the Lease, as amended, the terms of the Amendment shall control.

     IN WITNESS WHEREOF, the undersigned have subscribed their names as of the day and year first above written.

                              LESSOR
                              ------

                              THE J. DAVID GLADSTONE INSTITUTES, a charitable trust organized and existing under the laws of the State of California

Date: September 17, 1997      By:  /s/ Richard Hille
                                  ----------------------------------------------
                                    Richard Hille, Director of Investments


                              LESSEE
                              ------

                              BMI ACQUISITION GROUP, INC., a California corporation


Date: September 10, 1997      By:  /s/ Paul H. Metzinger
                                  ----------------------------------------------
                              Print Name:  Paul H. Metzinger
                                          --------------------------------------
                                     Its:  Executive Vice President
                                          --------------------------------------

                                   10.17-50

           FIRST AMENDMENT TO STANDARD INDUSTRIAL/COMMERCIAL SINGLE-
                               TENANT LEASE-NET

     This FIRST AMENDMENT is made and is effective this 2nd day of May, 1997, by and between THE J. DAVID GLADSTONE INSTITUTES, a charitable trust organized and existing under the laws of California (hereinafter "Lessor"), and BMI ACQUISITION GROUP, INC., a California corporation (hereinafter "Lessee"), and is based on the following facts:

     A. On or about January 2, 1996, Lessor and Lessee executed a Standard Industrial/Commercial Single-Tenant Lease-Net (with Addendum) (the "Lease") for the premises located at 6610 Nancy Ridge Drive, San Diego, California (the "Premises").

     B. As of March 1997, Lessee was in arrears in its payment of rent, property taxes, and other rent-related charges under the Lease in the collective sum of $27,506.73 (the "Arrearages").

     C. Because of Lessee's Arrearages, a Complaint for Recovery of Rent and Recovery of Possession (Unlawful Detainer) was filed on March 19, 1997, in the Superior Court of California, County of San Diego, bearing Case No. 00709022.

     D. Lessee wishes to reinstate its Lease with Lessor. Lessee has agreed to pay the delinquent sums stated in Paragraph B above, together with additional sums that have accrued since the Complaint was filed in the additional aggregate sum of $72,798.07 (which sum includes base rent, property taxes, insurance, landscaping, late charges, attorney fees and costs through the period ending with the May Base Rent.)

     E.   The parties now intend to amend the Lease as hereinafter set forth.

     NOW THEREFORE, for good and valuable consideration, each to the other, it is hereby agreed as follows:

     1.   Payment Of Delinquent Sum. The unpaid rents and related charges
          -------------------------
described in Paragraphs B and D above, i.e. the sum of One Hundred Thousand Three Hundred Four Dollars and Eighty Cents ($100,304.80) (hereinafter "Delinquent Sum") shall be paid by Lessee to Lessor by wire transfer to Lessor's bank account at Bank of America, 11501 Santa Monica Boulevard, Los Angeles, California, on or before May 5, 1997: In the event that Lessee fails to wire transfer the Delinquent Sum, or any part thereof, by said date, then this First Amendment shall be null and void and of no further force or effect.

     2.   Reinstatement of Lease. Upon the full and timely payment of the
          ----------------------
Delinquent Sum described in Paragraph 1 above, the Lease will be reinstated.

     3.   Purchase Option. The Purchase Option set forth in Paragraph 8 of the
          ---------------
Addendum To Lease is hereby deemed null and void and of no further force or effect.

                                   10.17-51

     4.   Purchase of Premises. Lessee may purchase the Premises before
          --------------------
September 30, 1997, for the purchase price ("Purchase Price") of Two Million Three Hundred Fifty Thousand Dollars ($2,350,000.00) pursuant to a definitive Purchase and Sale Agreement and Joint Escrow Instructions ("Purchase Agreement"), as mutually agreed to and executed by the parties, which Purchase Agreement shall include the following terms and conditions:

          4.1 The Purchase Agreement must be executed by the parties and an escrow opened prior to May 15, 1997, by placing Two Hundred Thirty-Five Thousand Dollars ($235,000.00) in escrow as a good faith deposit.

          4.2 Any default or delinquency under the terms of this Lease by Lessee shall result in the immediate cancellation of the escrow and forfeiture by Lessee to Lessor of One Hundred Seventeen Thousand Five Hundred Dollar ($117,500.00) plus accrued interest. Lessee shall remain solely liable for any escrow or cancellation costs and fees. The balance of the good faith deposit will be returned to Lessee.

          4.3 There will be no conditions to the purchase, except that Lessor will warrant title to the Premises. Lessee acknowledges that the conveyance of the Premises by Lessor to Lessee shall be on an "AS IS" basis, with absolutely no representations or warranties, express or implied, regarding the condition or nature of the Premises and any improvements thereon.

          4.4 Lessor will promptly convey title upon payment in full of the Purchase Price received and cleared in escrow on or before September 30, 1997.

          4.5  No financing, credits or discounts shall be considered by Lessor.

          4.6 The parties will share costs of sale as is customary in San Diego County.

          4.7 If for any reason Lessee fails to close escrow prior to September 30, 1997, Lessor shall retain One Hundred Seventeen Thousand Five Hundred Dollars ($117,500.00) plus accrued interest. Lessee shall be responsible for any escrow or cancellation costs and fees. The balance of the good faith deposit will be returned to Lessee.

          4.8 Lessee shall not have the authority to assign its interest in this purchase.

     5.   Dismissal of Complaint. Upon Lessee's payment of the Delinquent Sum in
          ----------------------
full as described in Paragraph 1 above, Lessor will cause to be filed a dismissal of the Complaint described in Paragraph C above.

     6.   Recitals. The recitals described in Paragraphs A through D above are
          --------
incorporated herein by reference as though set forth in full.

                                   10.17-52

     7.   Terms. All capitalized terms used herein shall have the same meaning
          -----
as specified in the Lease.

     Except as herein expressly amended, the Lease is hereby ratified and confirmed. To the extent that the provisions of the Lease conflict with the provisions of this First Amendment, the provisions of this First Amendment shall control.

     IN WITNESS WHEREOF, the parties have executed this First Amendment as of the date and year written below, intending this First Amendment to be a part of the Lease and effective the date and year first above written

                              LESSOR:
                              ------

                              THE J. DAVID GLADSTONE INSTITUTES, a charitable trust organized and existing under the laws of the State of California


Date:____________________     By:  /s/ Richard Hille
                                  ----------------------------------------------
                                      Richard Hille, Director of Investments


                              LESSEE:
                              ------

                              BMI ACQUISITION GROUP, INC., a California corporation


Date:____________________     By:  /s/ Jim Farooville
                                  ----------------------------------------------
                              Print Name:  Jim Farooville
                                          --------------------------------------
                                   Its: Chairman
                                        ----------------------------------------


Date:____________________     By:_______________________________________________
                              Print Name:_______________________________________
                                   Its:_________________________________________


                                   10.17-53